Exhibit 10.2

LEASE

BY AND BETWEEN

CAMPANELLI-TRIGATE 100 TCD STOUGHTON, LLC

AND

COLLEGIUM PHARMACEUTICAL, INC.

DATED:                                    , 2018

PROPERTY:     100 TECHNOLOGY CENTER DRIVE, STOUGHTON, NORFOLK COUNTY, MASSACHUSETTS

TABLE OF CONTENTS

ARTICLE I BASIC TERMS		1
ARTICLE II PREMISES AND LEASE TERM		4
2.1	Premises.	4
2.2	Initial Term.	5
2.3	Early Entry for Installation of Equipment.	5
2.4	Fair Market Rent.	5
2.5	Option to Extend.	6
2.6	Right of First Refusal.	7
2.7	Right of First Offer - First and Second Floors.	7
2.8	Right of First Offer - Fourth Floor.	8
2.9	Additional Space - First Floor.	9
ARTICLE III COMMENCEMENT AND CONDITION		10
3.1	Term Commencement Date.	10
3.2	Condition of Premises.	11
ARTICLE IV RENT		13
4.1	Base Rent.	13
4.2	Additional Rent.	13
4.2.1	Real Property Taxes.	13
4.2.2	Personal Property Taxes.	14
4.2.3	Operating Expenses.	14
4.2.4	Utilities.	16
4.2.5	Electricity.	16
4.2.6	Tenant's Audit Right.	16
4.3	Independent Covenants.	17
4.4	Interest and Late Charges.	17
ARTICLE V TENANT'S COVENANTS		18
5.1	Manner of Use.	18
5.2	Tenant's Insurance.	18
5.3	General Insurance Provisions.	19
5.4	Indemnity.	19
5.5	Tenant's Maintenance Obligations.	20
5.6	Alterations, Additions, and Improvements.	20
5.7	Signs/Advertising.	21
5.8	Personal Property at Tenant's Risk.	21
5.9	Environmental Requirements.	21
5.10	Condition Upon Termination.	22
5.11	Covenants and Conditions.	23
5.12	Parking.	23
5.13	Floor Load.	23
5.14	No Relocation.	24
ARTICLE VI LANDLORD'S COVENANTS		24
6.1	Building Services.	24
6.2	Landlord's Maintenance Obligations.	25
6.3	Exemption of Landlord from Liability.	25
6.4	Landlord's Insurance.	26
6.5	Landlord's Access.	26
6.6	Landlord's Right to Common Areas.	26
6.7	Signs.	26
ARTICLE VII CASUALTY AND CONDEMNATION		27
7.1	Damage to Premises.	27
7.2	Condemnation.	28
ARTICLE VIII ASSIGNMENT AND SUBLETTING		28
8.1	Landlord's Consent Required.	28

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8.2	Offer to Terminate.	29
8.3	No Release of Tenant.	29
8.4	Permitted Transfers by Tenant.	29
ARTICLE IX DEFAULTS AND REMEDIES		30
9.1	Defaults.	30
9.2	Remedies.	30
9.3	Damages.	31
9.4	Repayment of "Free" Rent.	32
9.5	Cumulative Remedies	32
ARTICLE X PROTECTION OF LENDERS		32
10.1	Subordination.	32
10.2	Attornment.	33
10.3	Notice to Mortgagees.	33
10.4	Estoppel Certificates.	33
10.5	Tenant's Financial Condition.	33
ARTICLE XI MISCELLANEOUS PROVISIONS		34
11.1	Covenant of Quiet Enjoyment.	34
11.2	Landlord's Liability.	34
11.3	Notice to Landlord.	34
11.4	Holding Over.	34
11.5	Landlord's Right to Cure.	35
11.6	Interpretation.	35
11.7	Incorporation of Prior Agreements; Modifications.	35
11.8	Notices.	35
11.9	Waivers.	35
11.10	Binding Effect; Choice of Law.	36
11.11	Execution of Lease.	36
11.12	Survival.	36
11.13	Security Deposit.	36
11.14	Acts of God.	37
11.15	No Other Brokers.	37
11.16	Legal Costs.	37
11.17	Lease Not to Be Recorded.	37
11.18	Patriot Act.	37
11.19	Non-Discrimination.	38
11.20	Landlord Lien Subordination.	38
11.21	Additional Provisions.	38
EXHIBIT A THE PROPERTY		A-1
EXHIBIT B THE PREMISES		B-1
EXHIBIT B-1 PARKING		B-1-1
EXHIBIT C LANDLORD'S WORK		C-1
EXHIBIT C-1 OUTLINE SPECIFICATIONS		C-1-1
EXHIBIT C-2 TENANT'S SPECIALTY EQUIPMENT AND INFRASTRUCTURE		C-2-1
EXHIBIT D RULES AND REGULATIONS		D-1
EXHIBIT E CLEANING SPECIFICATIONS		E-1
EXHIBIT F FORM OF SNDA		F-1
EXHIBIT G FORM OF LANDLORD'S LIEN SUBORDINATION		G-1
SCHEDULE 1 LIST OF APPROVED HAZARDOUS MATERIALS		1-1

iii

LEASE

THIS LEASE is made as of the       day of                 , 2018 between Campanelli-Trigate 100 TCD Stoughton, LLC, a Delaware limited liability company ("Landlord") and the Tenant named below.

ARTICLE I

BASIC TERMS

TENANT:	Collegium Pharmaceutical, Inc., a Virginia corporation

TENANT'S NOTICE ADDRESS:	Prior to the Possession Date: 780 Dedham Street, Suite 800 Canton, MA 02021 Attention: CEO

On and after the Possession Date: At the Premises Attention: CEO

LANDLORD'S NOTICE AND RENT PAYMENT ADDRESS:	c/o Campanelli One Campanelli Drive Braintree, MA 02184 Attn: Daniel DeMarco

PROPERTY:

The building commonly known as 100 Technology Center Drive, Stoughton, Norfolk County, MA (the "Building"), together with the parking areas, landscaping, walkways and other improvements related to the Building, as described on Exhibit A

PREMISES:

A total of approximately 50,678 rentable square feet comprising (i) approximately 33,840 rentable square feet commonly known as Suite 301 on the entire third (3rd)  floor of the Building (the "Third Floor Premises"), (ii) approximately 16,757 rentable square feet commonly known as Suite 201 located on the second (2'1) floor of the Building (the "Second Floor Premises"), each as shown on Exhibit B, and (iii) approximately 27 rentable square feet on each of the fourth (4th), fifth (5th), and sixth (6th)  floors of the Building to be used solely for Tenant's duct chase (collectively, the "Duct Chase Space"), as referenced on Exhibit B, all of which space has been measured in accordance with ANSI/BOMA Z65.1-2017 for office buildings; Tenant shall have the right, subject to the terms of this Lease, at no additional charge, to the exclusive use of the patio on the third (3rd)  floor of the Building.

BUILDING RENTABLE AREA:	Approximately 188,311 rentable square feet

TENANT'S PRO RATA SHARE:	26.91%

INITIAL TERM:	The period of time beginning on the Term Commencement Date and ending on the last day of the one hundred twentieth (120th) full calendar month following the Rent Commencement Date.

TERM COMMENCEMENT DATE:	The Third Floor Premises Possession Date

POSSESSION DATE:

With respect to each of the Third Floor Premises and the Second Floor Premises, the first to occur of the following: (a) the date on which Landlord gives Tenant notice of Substantial Completion (as defined in Section 3.1) by Landlord of Landlord's Work described in Section 3.2 and Exhibit C hereof with respect to such premises and delivers possession of such premises with Landlord's Work Substantially Complete to Tenant, or (b) if Landlord reasonably determines that the date of Substantial Completion of Landlord's Work with respect to the such premises is delayed by reason of Tenant's Delays (as defined in Section 3.1 hereof), the date on which, in Landlord's reasonable judgment, Landlord's Work with respect to such premises would have been completed but for such Tenant's Delays. References in this Lease to Exhibit C shall be deemed to include Exhibits C-1  and C-2. The Possession Date for the Third Floor Premises shall be referred to herein as the "Third Floor Premises Possession Date" and the Possession Date for the Second Floor Premises shall be referred to herein as the "Second Floor Premises Possession Date." The Possession Date for the Duct Chase Space shall be the Second Floor Premises Possession Date. It is the parties' intent that the Third Floor Premises will be delivered to Tenant prior to the delivery of the Second Floor Premises to Tenant.

LEASE TERM:	The Initial Term and any extension thereof in accordance with the provisions hereof

RENT COMMENCEMENT DATE:

For the Third Floor Premises, the date that is four (4) months after the Term Commencement Date (the "Third Floor Rent Commencement Date"); for the Second Floor Premises and the Duct Chase Space, the date that is twelve (12) months after the Second Floor Premises Possession Date (the "Second Floor Rent Commencement Date"); as used in this Lease, the term "Rent Commencement Date" shall mean the date that is the Second Floor Rent Commencement Date.

BASE RENT:	Time Period	Annual Base Rent*	Monthly Base Rent*
	From the Term Commencement Date through the day immediately prior to the Third Floor Rent Commencement Date	$0.00	$0.00
	From the Third Floor Rent Commencement Date through the day immediately prior to the Rent Commencement Date	$810,468.00 (annualized amount)	$67,539.00
	From the Rent Commencement Date through the end of the 12th full calendar month following the Rent Commencement Date	$1,213,738.10	$101,144.84
	Months 13-24	$1,251,746.60	$104,312.22
	Months 24-36	$1,289,755.10	$107,479.59
	Months 37-48	$1,327,763.60	$110,646.97
	Months 49-60	$1,365,772.10	$113,814.34
	Months 61-72	$1,403,780.60	$116,981.72
	Months 73-84	$1,441,789.10	$120,149.09
	Months 85-96	$1,479,797.60	$123,316.47
	Months 97-108	$1,517,806.10	$126,483.84
	Months 109-120	$1,555,814.60	$129,651.22

*During the time period from the Term Commencement Date through the day that is immediately prior to the Third Floor Rent Commencement Date, Tenant's Base Rent shall be fully abated with respect to the entire Premises; during the time period from the Third Floor Rent Commencement Date through the day that is immediately prior to the Rent Commencement Date, Tenant's Base Rent shall be fully abated with respect to the Second Floor Premises only.

OPERATING EXPENSE BASE YEAR:	Calendar year 2019 (i.e., January 1, 2019 through December 31, 2019)

REAL ESTATE TAX BASE YEAR:	Fiscal year 2019 (i.e., July 1, 2018 through June 30, 2019)

SECURITY DEPOSIT:	$606,869.05, subject to Section 11.13 hereof

PERMITTED USES:

Subject to applicable zoning, for business offices and, within the Lab Area (as defined in Section 3.2 hereof), manufacturing (including without limitation analytical testing and formulation in connection therewith) of pharmaceutical products, and for no other purpose whatsoever

BROKERS:	Transwestern and Newmark Knight Frank

PARKING SPACES:	One hundred ninety (190) unreserved/unassigned spaces in the parking lots located at the Property

ARTICLE II

PREMISES AND LEASE TERM

2.1         PREMISES.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Tenant will have the non-exclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas (as defined below) for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish or modify from time to time. Tenant will not unreasonably interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas. "Common Areas" means all areas within the Property which are available for the common use of tenants of the Property and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas.

The Duct Chase Space shall be used by Tenant solely for the placement of ductwork associated with vent hoods located in the Lab Area (as defined in Section 3.2 hereof), and for no other purpose. Tenant shall have no right to access the Duct Chase Space from outside the Premises, except to the extent any such Duct Chase Space may be accessed directly from Common Areas immediately adjacent to such Duct Chase Space without unreasonably interfering with the use of such Common Areas by Landlord and other tenants and occupants of the Building.

Tenant shall have the right to the exclusive use, at no additional charge and at its sole risk, but otherwise in accordance with all the terms and conditions of this Lease, of the patio on the exterior of the Third Floor Premises (the "Patio"). Tenant shall be responsible, at its sole expense, for maintaining the Patio in a neat and tidy condition at all times, free of trash, rubbish, and waste.

Tenant shall have access to the Premises 24 hours per day, 7 days per week, 52 weeks per year (including, without limitation, swipe card or key fob access to the Building's entrance doors and fitness center).

Excepted and excluded from the Premises are the ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes, risers and chasers, and the like, in, over and upon the Premises, provided that Landlord shall, if it is reasonably feasible, place such utility lines, pipes and the like behind the walls, above the ceilings and below the floor of the Premises, and that in no event shall any such utility lines, pipes and the like be run through the Lab Area within the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant following completion of the initial improvements to afford access to any facilities above the ceiling or within or behind the walls of the Premises.

Landlord represents, warrants and covenants to Tenant that (i) to Landlord's knowledge, as of the date hereof, the Premises, the Building and the Property do not violate any of the Covenants; (ii) to Landlord's knowledge, Landlord is not in default under the Covenants; (iii) Landlord has not received written notice of a default of another party to the Covenants; (iv) Landlord has obtained all consents and approvals required under the Covenants in connection with Landlord's work on the Building and the Property and, if applicable, will obtain the same with respect to Landlord's Work; and (v) Landlord shall not amend or modify (or consent to same) the Covenants in any manner that would materially adversely affect Tenant's use and occupancy of the Premises. Landlord covenants and agrees that throughout the Term (a) it will comply with the material terms and conditions of the Covenants and (b) it will use good faith efforts to cause the Property to be in compliance with the material terms and conditions of the Covenants. The "Covenants" shall mean collectively the following: Protective Covenants, Design and Development Standards for Stoughton Technology Center dated March 1, 1988 and recorded with the Norfolk Registry of Deeds in Book 7895, Page 171; and Variance to Protective Covenants, Design and Development Standards for Stoughton Technology Center dated March 7, 1989 and recorded with the Norfolk Registry of Deeds in Book 8433, Page 721.

2.2         INITIAL TERM.

Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Initial Term. Any occupancy of the Premises by Tenant prior to the Term Commencement Date will be subject to all of Tenant's obligations under this Lease (except that Tenant will not be obligated to pay Rent, other than for electricity consumption in the Premises, during such period of early occupancy, provided that Tenant shall not be responsible for the cost of electricity consumption in the Premises while Landlord's Work is being performed by Landlord).

2.3         EARLY ENTRY FOR INSTALLATION OF EQUIPMENT.

Landlord shall use commercially reasonable efforts to notify Tenant (which notice may be given by telephone or e-mail to Paul Brannelly at (781) 731-3734 or pbrannelly@collegiumpharma.com) approximately thirty (30) days prior to the anticipated Term Commencement Date, and Tenant may then enter the Third Floor Premises from such date until the Term Commencement Date for the sole purpose of installing its furniture, fixtures, equipment and telecommunications systems in the Third Floor Premises; provided, however, that such installation does not interfere with the completion of Landlord's Work and is done in harmony with Landlord's contractors, and provided, further, that all terms and provisions of the Lease (other than the obligation to pay Rent, provided however that Tenant shall pay for electricity consumption in the Premises, provided further that Tenant shall not be responsible for the cost of electricity consumption in the Premises while Landlord's Work is being performed by Landlord) are observed by Tenant. Landlord similarly shall use commercially reasonable efforts to notify Tenant as provided above approximately thirty (30) days prior to the Second Floor Premises Possession Date for the same purpose and subject to the foregoing conditions.

2.4         FAIR MARKET RENT.

Whenever any provision of this Lease provides that the Fair Market Rent shall be calculated, it shall mean ninety-five percent (95%) of the fair market rent for the Premises as of the commencement of the period in question under market conditions for comparable first class office space (with respect to age, use, quality, location, and amenities) in the Route 128 South market, as well as such annual increases in rent and market concessions (including without limitation free rent and construction allowances) for the period in question as are consistent with then current market conditions. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent within twenty (20) days after the date on which Tenant delivers notice of its exercise of its option to extend under Section 2.5 below, then Landlord and Tenant shall mutually select a real estate professional with at least ten (10) years' continuous experience in the business of appraising or marketing office space in the Stoughton, Massachusetts area (the "Valuation Expert") to resolve the dispute as to the Fair Market Rent. If Landlord and Tenant cannot agree upon the designation of the Valuation Expert within thirty (30) days of the expiration of the foregoing twenty (20) day period, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Valuation Expert. Within ten (10) days of the selection of the Valuation Expert, Landlord and Tenant shall each submit to the Valuation Expert a copy of its proposed Fair Market Rent, together with any supporting material. The Valuation Expert shall not perform his or her own valuation, but rather, shall, within thirty (30) days after receipt of such submissions, select as the Fair Market Rent the submission which the Valuation Expert concludes most closely and accurately reflects the Fair Market Rent for the Premises and the rental rate set forth in that submission shall be the Fair Market Rent for such Extension Term. The Valuation Expert shall give notice of his or her determination to Landlord and Tenant and such decision shall be final and conclusively binding upon Landlord and Tenant. Each party shall pay the fees and expenses of any real estate professional such party retains and such party's counsel, if any, in connection with any proceeding under this paragraph, and the parties shall split equally the fees and expenses of the Valuation Expert.

2.5        OPTION TO EXTEND.

Provided that the Tenant originally named herein (a) has not been in monetary default beyond applicable notice and cure periods during the Initial Term, (b) has, throughout the Initial Term, materially complied with all of the provisions of Article Five hereof, and (c) is not in default under this Lease beyond applicable notice and cure periods (both at the time such extension option may be exercised and/or at the time such Extension Term (as hereafter defined) commences), provided that for such exercise to be effective, any and all such defaults shall be cured prior to the expiration of the applicable notice and cure periods, Tenant shall have the right and option to extend the Initial Term for two (2) additional consecutive periods of five (5) years each (each, an "Extension Term") each commencing the day after the expiration of the then current Lease Term and ending on the fifth anniversary of such expiration, provided that Tenant shall give Landlord notice of Tenant's exercise of such option no more than fifteen (15) months and no less than twelve (12) months prior to the expiration of the then current Lease Term. Prior to the exercise by Tenant of such option, the expression "Lease Term" shall mean the Initial Term as the same may have been extended, and after the exercise by Tenant of such option, the expression "Lease Term" shall mean the Lease Term as it has been then extended. All of the terms, covenants, conditions, provisions and agreements contained in this Lease shall be applicable to the then extended Lease Term, except as hereinafter set forth. If Tenant shall give notice of its exercise of this option to extend in the manner and within the time period provided aforesaid, the Lease Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions, and shall be deemed to have waived any and all remaining options. The Base Rent payable during each Extension Term shall be the Fair Market Rent determined in accordance with Section 2.4 above. This option to extend shall be personal to Collegium Pharmaceutical, Inc., and shall not be exercisable by any other party other than a Permitted Transferee (as defined in Section 8.4 hereof).

2.6        RIGHT OF FIRST REFUSAL.

Provided that the Tenant originally named herein (a) has not been in monetary default beyond applicable notice and cure periods during the Lease Term, (b) has, throughout the Lease Term, materially complied with all of the provisions of Article Five hereof, and (c) is not in default beyond applicable notice and cure periods under this Lease at the time the within right may be exercised, as well as on the commencement date for Tenant's leasing of the Right of First Refusal Space (as defined below), provided that for such exercise to be effective, any and all such defaults shall be cured prior to the expiration of the applicable notice and cure periods, Landlord grants to Tenant an ongoing right of first refusal, exercisable within the twelve (12) month period commencing on the Term Commencement Date (the "Right of First Refusal"), to lease any portion of the second (2nd) floor of the Building (the "Right of First Refusal Space") on the following basis:

In the event that Landlord intends to accept a bona-fide third party offer on the Right of First Refusal Space, Landlord shall notify Tenant of such third party offer in writing ("Landlord's ROFR Notice"). Landlord will offer the Right of First Refusal Space to Tenant on the same economic terms as set forth in this Lease (i.e., initial Base Rent of $23.95/rsf with $0.75/rsf annual escalations; four (4) months' free Base Rent; a term coterminous with the Initial Term; and turnkey buildout consistent with a standard office buildout comparable to Landlord's Work for the Third Floor Premises, excluding the Additional Allowance).

Tenant may exercise the Right of First Refusal by delivering to Landlord an unconditional exercise ("Tenant's ROFR Notice") of such right within seven (7) business days after delivery by Landlord of Landlord's ROFR Notice to Tenant. Alternatively, Tenant may exercise the Right of First Refusal at its own election any time during the twelve (12) month period commencing on the Term Commencement Date. Time will be of the essence with respect to the giving of Tenant's ROFR Notice. Tenant must lease all of the Right of First Refusal Space described in Landlord's ROFR Notice and not only a portion thereof

Upon exercise of the Right of First Refusal, the Right of First Refusal Space will be deemed added to Tenant's existing Premises, and the parties will execute, within fifteen (15) business days, an amendment to this Lease memorializing the addition of the Right of First Refusal Space to the Premises.

If Tenant does not timely deliver Tenant's ROFR Notice to Landlord, it will be conclusively presumed that Tenant has waived its Right of First Refusal, and thereafter Landlord shall be free to lease the Right of First Refusal Space to anyone whom it desires.

Tenant, following any waiver of its rights hereunder with respect to the Right of First Refusal Space, shall, within seven (7) days of Landlord's request therefor, execute and deliver to Landlord a certification confirming the waiver of such right.

2.7        RIGHT OF FIRST OFFER — FIRST AND SECOND FLOORS.

Provided that the Tenant originally named herein (a) has not been in monetary default beyond applicable notice and cure periods during the Lease Term, (b) has, throughout the Lease Term, materially complied with all of the provisions of Article Five hereof, and (c) is not in default under this Lease at the time the within right may be exercised, as well as on the commencement date for Tenant's leasing of the Offered Space (as defined below), provided that for such exercise to be effective, any and all such defaults shall be cured prior to the expiration of the applicable notice and cure periods, if at any time during the Lease Term Landlord is preparing to submit, or has submitted, a letter of intent to an unrelated third party for space located on the first (1st) or second (2nd) floors of the Building that is or becomes vacant and available (all or any portion of such floor(s), the "Offered Space"), then Landlord shall offer to Tenant the right to include the Offered Space within the Premises on the same fair market (as determined by Landlord in its commercially reasonable discretion) terms and conditions upon which Landlord intends to offer the Offered Space for lease, provided that, notwithstanding such terms and conditions, in no event shall the rental rate payable by Tenant for the Offered Space be less than Tenant's then current rental rate at the time of the First Offer Notice (as defined below).

Such offer will be made by Landlord to Tenant in a written notice (the "First Offer Notice"), which offer will specify the terms which Landlord intends to offer with respect to the Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance ("Tenant's ROFO Notice") of such offer within the time period specified by Landlord in the First Offer Notice to Tenant (but not less than three (3) business days). Time will be of the essence with respect to the giving of Tenant's ROFO Notice. If Tenant fails to timely deliver Tenant's ROFO Notice to Landlord or otherwise waives its rights under this Section 2.7 with respect to the Offered Space, Landlord may market and lease such Offered Space to any party and upon any terms free of any rights of Tenant, provided that the rent (inclusive of free rent, improvement allowance(s), and other concessions) payable by such party shall not be less than ninety percent (90%) of the rental rate offered to Tenant in the First Offer Notice.

Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. If the term offered for leasing the Offered Space extends beyond the expiration date of this Lease, such expiration date for the entire leased premises shall be extended such that the terms for Tenant's leasing of the Leased Premises as demised herein will be coterminous with the term for Tenant's leasing of the Offered Space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

Tenant, following any waiver of its rights hereunder with respect to any applicable Offered Space, shall, within seven (7) days of Landlord's request therefor, execute and deliver to Landlord a certification confirming the waiver of such right.

2.8        RIGHT OF FIRST OFFER — FOURTH FLOOR.

Provided that the Tenant originally named herein (a) has not been in monetary default beyond applicable notice and cure periods during the Lease Term, (b) has, throughout the Lease Term, materially complied with all of the provisions of Article Five hereof, and (c) is not in default under this Lease at the time the within right may be exercised, as well as on the commencement date for Tenant's leasing of the Fourth Floor Offered Space (as defined below), provided that for such exercise to be effective, any and all such defaults shall be cured prior to the expiration of the applicable notice and cure periods, if at any time during the Lease Term, after the first lease between Landlord and a third party for such space, Landlord receives notice from a then tenant of space on the fourth (4th) floor of the Building that it does not intend to renew its lease of such space or Landlord's becoming aware that such space will otherwise become available, and Landlord shall intend to offer such space for lease to an unrelated third party (any and all such fourth (4th) floor space, the "Fourth Floor Offered Space"), then Landlord shall offer to Tenant, within ten (10) business days after Landlord's receipt of such notice from such tenant or Landlord's becoming aware that such space will otherwise become available, the right to include the Fourth Floor Offered Space within the Leased Premises on the same fair market (as determined by Landlord in its commercially reasonable discretion) terms and conditions upon which Landlord intends to offer the Fourth Floor Offered Space for lease, provided that, notwithstanding such terms and conditions, in no event shall the rental rate payable by Tenant for the Fourth Floor Offered Space be less than Tenant's then current rental rate at the time of the Fourth Floor First Offer Notice (as defined below).

Such offer will be made by Landlord to Tenant in a written notice (the "Fourth Floor First Offer Notice"), which offer will specify the terms which Landlord intends to offer with respect to the Fourth Floor Offered Space. Tenant may accept the offer set forth in the Fourth Floor First Offer Notice by delivering to Landlord an unconditional acceptance ("Tenant's Fourth Floor ROFO Notice") of such offer within seven (7) business days after delivery by Landlord of the Fourth Floor First Offer Notice to Tenant. Time will be of the essence with respect to the giving of Tenant's Fourth Floor ROFO Notice.

Tenant must accept all Fourth Floor Offered Space offered by Landlord at any one time if it desires to accept any of such Fourth Floor Offered Space and may not exercise its right with respect to only part of such space. If the term offered for leasing the Fourth Floor Offered Space extends beyond the expiration date of this Lease, such expiration date for the entire leased premises shall be extended such that the terms for Tenant's leasing of the Leased Premises as demised herein will be coterminous with the term for Tenant's leasing of the Fourth Floor Offered Space. In addition, if Landlord desires to lease more than just the Fourth Floor Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Fourth Floor Offered Space.

Tenant's right of first offer under this Section 2.8 shall be a one-time right only with respect to each Fourth Floor Offered Space. Therefore, if Tenant does not accept (or fails to timely accept) an offer made by Landlord in the Fourth Floor First Offer Notice with respect to a particular Fourth Floor Offered Space, Landlord will be under no further obligation to Tenant with respect to such Fourth Floor Offered Space, Tenant will be deemed to have irrevocably waived all further rights with respect to such Fourth Floor Offered Space under this Section 2.8, and Landlord will be free to lease any or all of such Fourth Floor Offered Space to third parties upon any terms free of any rights of Tenant, provided that the rent (inclusive of free rent, improvement allowance(s), and other concessions) payable by such party shall not be less than ninety percent (90%) of the rental rate offered to Tenant in the Fourth Floor First Offer Notice.

Tenant, following any waiver of its rights hereunder with respect to any applicable Fourth Floor Offered Space, shall, within seven (7) days of Landlord's request therefor, execute and deliver to Landlord a certification confirming the waiver of such right.

2.9        ADDITIONAL SPACE — FIRST FLOOR.

In the event that Tenant desires to lease additional space on the first floor of the Building for the storage of its equipment and materials, and appropriate space is available for such use, Tenant shall have the right to lease such space on the same terms and conditions set forth in this Lease and at the same Base Rent rates payable for the Premises. Notwithstanding anything in this Section 2.9 or otherwise in this Lease to the contrary, Tenant shall be responsible, at its sole cost and expense, for preparing such first floor space for its use and occupancy pursuant to a plan mutually acceptable to Landlord and Tenant, such work to be performed in accordance with Section 5.6 hereof and all other applicable provisions of this Lease, provided that Landlord shall contribute an allowance of up to Forty and No/100 Dollars ($40.00) per square foot toward the cost of such work. In the event that Tenant leases additional space on the first floor of the Building pursuant to this Section 2.9, Landlord and Tenant shall execute and deliver a mutually acceptable amendment to this Lease memorializing the addition of such space to the Premises, and setting forth (a) the adjustments to Base Rent and Tenant's Pro Rata Share resulting from such addition and (b) the terms and conditions for Landlord's contribution of the foregoing allowance.

ARTICLE III

COMMENCEMENT AND CONDITION

3.1        TERM COMMENCEMENT DATE.

The Term Commencement Date shall be as defined in Article I hereof.

If, as a result of Tenant's Delay(s), Landlord's Work is delayed in the aggregate for a sufficient time period that all of Tenant's free rent has been forfeited pursuant to the preceding sentence, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work.

"Substantial Completion" (or like phrases) of Landlord's Work, with respect to each of the Third Floor Premises and the Second Floor Premises, shall mean (i) completion of such Landlord's Work except for minor items and adjustments which can be completed after Tenant's occupancy without undue interference with Tenant's use of such floor of the Premises (i.e. so-called "punch list items") and (ii) issuance of a temporary certificate of occupancy for the Permitted Uses with respect to such floor of the Premises (without conditions other than relating to Tenant's installation of its furniture, fixtures, and equipment) by the Town of Stoughton Building Department (provided that Landlord shall obtain a permanent certificate of occupancy as soon as reasonably available and provide a copy of same to Tenant promptly thereafter). Upon Substantial Completion of Landlord's Work with respect to each of the Third Floor Premises and the Second Floor Premises, Landlord shall cause Landlord's architect to prepare a punch list of such minor items and adjustments remaining to be performed, and within five (5) business days after architect's delivery of such punch list to Landlord and Tenant, Landlord and Tenant shall conduct a walkthrough of the applicable floor of the Premises to confirm such punch list. Landlord shall use reasonable efforts to complete all punch list items within thirty (30) days or, if such completion is not feasible for any reason, as soon as conditions permit and Tenant shall afford Landlord access to the Premises for such purpose.

"Tenant Delays" means any actual delay in the completion of the Landlord's Work resulting from any or all of the following:

(a)        Tenant's failure to timely perform any of its obligations pursuant to this Lease, including any failure to select finishes, if any, as necessary, within two (2) business days from the date that Landlord requests that Tenant make such selection and provides all information necessary to make such selections;

(b)        Change orders requested by Tenant after the date hereof;

(c)        Any delay of Tenant in making payment to Landlord for any costs due from Tenant under this Lease, including without limitation Excess Costs (as hereinafter defined); or

(d)        Any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant, provided that Landlord shall deliver written notice of such delay describing the same with reasonably specificity within two (2) business days after the occurrence of such delay, and provided further that such delay continues for more than one (1) day after delivery of such notice.

Landlord shall use commercially reasonable efforts to deliver such notice of Substantial Completion by the date that is four (4) months after the date hereof In the event that, subject to Tenant Delays(s) and Section 11.14 hereof, (i) the Third Floor Premises Possession Date has not occurred on or before the date that is twelve (12) months after the date hereof, or (ii) the Second Floor Premises Possession Date has not occurred on or before the date that is fifteen (15) months after the date hereof, then in either case, Tenant shall have the right to terminate this Lease upon written notice to Landlord at any time thereafter until the applicable Possession Date occurs.

When the Term Commencement Date and the Second Floor Premises Possession Date have been finally established, each of Landlord and Tenant, upon the request of the other, shall execute a memorandum of acceptance of the Lease, in Landlord's customary and commercially reasonable form, stating the Term Commencement Date, the Second Floor Premises Possession Date, the Rent Commencement Date, and expiration date as established. Any failure of either party to execute such statement shall not affect any such dates.

3.2        CONDITION OF PREMISES.

Landlord is leasing the Premises to Tenant "as is", without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability), subject to all recorded matters, laws, ordinances and governmental regulations and orders. Tenant acknowledges that, except as expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any broker with respect thereto, except as expressly provided in this Lease.

Notwithstanding the foregoing, Landlord shall, at Landlord's sole cost and expense (except with respect to the "Lab Area" as follows), perform the improvements to the Premises as described on Exhibit C  attached hereto and made a part hereof using building standard construction methods, materials, colors and finishes (except as otherwise set forth on Exhibit C), in a good and workmanlike manner and in compliance with applicable laws, regulations, ordinances, and codes ("Landlord's Work"). The cost of Landlord's Work with respect to the "Lab Area" to be located in the Second Floor Premises as shown on Exhibit B (such portion of Landlord's Work being referred to hereinafter as the "Lab Area Work") shall be Tenant's sole responsibility, provided that Landlord and Tenant acknowledge that the cost of Landlord's Work includes, without limitation, a budget of up to Two Hundred Forty Thousand and No/100 Dollars ($240,000.00) contributed by Landlord for the Lab Area Work. Notwithstanding Tenant's obligation to pay for Excess Costs (as defined in the following paragraph), Landlord shall provide an additional tenant improvement allowance of up to Twenty and No/100 Dollars ($20.00) per rentable square foot of the Lab Area, provided, however, that notwithstanding the actual square footage of the Lab Area, the maximum amount of such allowance shall be Sixty Thousand and No/100 Dollars ($60,000.00) (the "Additional Allowance"), for use by Tenant in the event that Tenant requests changes to the scope with respect to the Lab Area Work that increase the cost of such work in excess of the foregoing budget. The amount of the Additional Allowance utilized by Tenant shall be amortized as Base Rent over the Initial Term at a rate of $0.019 per rentable square foot of the total Premises per year for each dollar ($1.00) of the Additional Allowance utilized by Tenant, up to a total of an additional $0.38 per rentable square foot (i.e., $19,257.64) per year for the Initial Term in the event Tenant utilizes the entire Additional Allowance. Within fifteen (15) business days after the date on which the total increase to the Base Rent resulting from Tenant's use of the Additional Allowance has been determined, Landlord and Tenant shall execute and deliver an amendment to this Lease memorializing the increase in the Base Rent for the Initial Term.

From and after the date hereof, subject to the preceding paragraph with respect to the Lab Area Work,  Tenant may not request any changes to Landlord's Work. If, notwithstanding the foregoing, after the date hereof Tenant requests any changes to Landlord's Work which will either increase the cost of Landlord's Work or the time necessary to complete Landlord's Work, Landlord shall not be required to make such changes to such plans and complete such changed work unless Tenant pays to Landlord all costs associated with such change and/or delay (the "Excess Costs"), but Excess Costs shall not include any Rent payable by Tenant for such period of delay to the extent such Rent is payable by Tenant pursuant to another provision of this Lease. Such Excess Costs shall be paid to Landlord as follows: 50% prior to commencement of construction of such change and 50% upon completion of such changes. Any changes to Landlord's Work requested by Tenant shall be in the form of a written request for change order to be submitted by Tenant to Landlord, who shall, within a commercially reasonable time period specified by Landlord, provide a written estimate of the cost and time necessary to perform the additional work contemplated by such request for change order. Tenant shall approve or reject such estimate within the time period specified by Landlord therein. Any increases to the cost of Landlord's Work resulting from Tenant's request of above-standard materials, colors, or finishes (including without limitation wiring and cabling; workstations; furniture, fixtures, and equipment; appliances; and specialty equipment) pursuant to a change order shall be treated as Excess Costs. In the event that Tenant requests additional funding for the Lab Area Work in excess of the Additional Allowance, such excess amount shall be treated as Excess Costs.

Landlord shall engage Campanelli Associates Construction Corporation ("Landlord's General Contractor") to perform Landlord's Work. The Lab Area Work shall be performed on an open book basis; Landlord's General Contractor shall obtain, to the extent feasible, at least two (2) bids from qualified bidders for each portion of the Lab Area Work. The selection and award of the Lab Area Work to the successful bidders shall be made by Landlord based upon Landlord's determination of the lowest most qualified bid. Landlord's General Contractor shall be entitled to a payment in an amount equal to four percent (4%) of the actual cost of the Lab Area Work for general overhead costs and a payment in an amount equal to four percent (4%) of the actual cost of Lab Area Work for profit, which amounts shall be included in the cost of the Lab Area Work. During the construction of the Lab Area Work, Landlord shall provide to Tenant a monthly summary of all expenses incurred in connection with the Lab Area Work.

On the respective Possession Dates, Landlord's Work with respect to the Third Floor Premises and the Second Floor Premises (including without limitation the Lab Area Work) shall comply with applicable laws, regulations, ordinances, and codes, and the Third Floor Premises and Second Floor Premises shall comply with applicable laws, regulations, ordinances, and codes to the extent required to obtain a certificate of occupancy for the Permitted Uses for the Premises.

Landlord's Work shall include, without limitation, the installation of new concrete pavers on the Patio. Landlord shall be responsible, at its sole expense, for demising the Premises into a single contiguous space and demising base building mechanical, electrical, and plumbing systems. Tenant shall be responsible, at its sole expense, for the cost of any furniture for the Patio area.

Notwithstanding Tenant's maintenance obligations with respect to the Premises set forth in Section 5.5 hereof, Landlord shall repair, at its sole expense, any elements of Landlord's Work that are discovered to be defective or damaged (other than due to the negligence or willful misconduct of Tenant or its agents, employees, contractors, and invitees) within the one (1) year period commencing on each of the respective floors' Possession Dates, and Landlord shall enforce any and all warranties it has obtained with respect to Landlord's Work for the benefit of Tenant, such warranties to be on commercially reasonable terms and customary for the trades involved.

ARTICLE IV

RENT

4.1        BASE RENT.

Commencing on the applicable Rent Commencement Date, and on the first day of each calendar month during the Lease Term, Tenant will pay to Landlord the Base Rent in equal monthly installments, in lawful money of the United States, in advance and without offset, deduction, prior notice or demand, except as expressly set forth in this Lease. The Base Rent is payable at Landlord's Rent Payment Address or at such other place or to such other person as Landlord may designate in writing from time to time. Payments of Base Rent for any partial calendar month will be prorated.

4.2        ADDITIONAL RENT.

All sums payable by Tenant to Landlord under this Lease other than Base Rent, are "Additional Rent"; the term "Rent" includes both Base Rent and Additional Rent.

4.2.1    REAL PROPERTY TAXES.

Tenant covenants and agrees to pay to Landlord, as Additional Rent, an escalation charge calculated as Tenant's Pro Rata Share of the increase in Real Property Taxes (hereafter defined), for each fiscal tax period (being July 1 through June 30), or ratable portion thereof, included in the Lease Term over the Base Taxes (hereinafter defined), provided that for purposes of making such calculation, the amount of Real Property Taxes (including without limitation the amount for the Real Estate Tax Base Year) shall be adjusted to the figure reasonably estimated to reflect a 100% occupancy rate and fully assessed value for the Building. Tenant shall make estimated payments on account of increases in Real Property Taxes above the Base Taxes in monthly installments on the first day of each month commencing on the later of (i) the first day of the month that is twelve (12) full calendar months following the Second Floor Premises Possession Date, and (ii) July 1, 2019, in amounts reasonably estimated from time to time by Landlord to provide for the full payment of Tenant's obligation with respect to Real Property Taxes on the date such Real Property Taxes are due, and with a final payment adjustment between the parties within 30 days after Landlord provides Tenant a statement of Real Property Taxes and Tenant's Pro Rata Share of the increase of such Real Property Taxes above Base Taxes for Landlord's most recent tax year, which statement shall be provided no later than ninety (90) days after the end of the tax year that is the subject of the statement. "Base Taxes" as used herein means the amount of Real Property Taxes for the Real Estate Tax Base Year. If Landlord receives a refund of Real Property Taxes with respect to which Tenant has paid Tenant's Pro Rata Share, Landlord will refund to Tenant Tenant's Pro Rata Share of such refund after deducting therefrom all reasonable related costs and expenses of obtaining such refund. This section shall survive the expiration or earlier termination of this Lease, provided that Landlord hereby waives and shall have no right to collect from Tenant any Real Property Taxes if not billed within twelve (12) months after the end of the tax year to which such Real Property Taxes relate (unless and except to the extent to which such Real Property Taxes are the subject of pending abatement and/or appeal proceedings).

As used in this Lease, the term "Real Property Taxes" shall mean all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building and/or the Property (including any so- called linkage, impact or voluntary betterment payments), and all penalties and interest thereon (if due to Tenant's failure to make timely payments on account of Real Property Taxes), assessed or imposed against the Premises or the Property (including without limitation any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), or upon Landlord by virtue of its ownership thereof, other than a federal, state, or local income tax of general application, excise, profits, estates, inheritance, succession, gift, transfer, franchise, capital, other tax assessments on Landlord or on the rent, gross receipts taxes, and interest and penalties not attributable to Tenant's late payments hereunder. If during the Lease Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal, state, and local income tax in effect on the Term Commencement Date) measured by or based in whole or in part upon Building or Property valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Real Property Taxes. Real Property Taxes include reasonable expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reductions or to assure maintenance of Real Property Taxes (collectively, "Reductions") for any tax fiscal year wholly or partially included in the Lease Term, whether or not successful and whether or not such efforts involve filing of actual abatement applications or initiation of formal proceedings. Upon request of Tenant and so long as there is a reasonable basis therefor, Landlord shall use commercially reasonable efforts to obtain Reductions.

4.2.2    PERSONAL PROPERTY TAXES.

Tenant will pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory or any other personal property belonging to Tenant. Tenant will use commercially reasonable efforts to have personal property taxed separately from the Property. If any of Tenant's personal property is taxed with the Property, Tenant will pay Landlord the taxes for such personal property within 30 days after Tenant receives a written statement from Landlord for such personal property taxes accompanied by reasonable backup documentation.

4.2.3    OPERATING EXPENSES.

Tenant covenants and agrees to pay to Landlord, as Additional Rent, commencing upon the later of (i) the first day of the month that is twelve (12) full calendar months following the Second Floor Premises Possession Date, and (ii) January 1, 2020, an escalation charge calculated as Tenant's Pro Rata Share of the increase in Operating Expenses (hereafter defined) for each calendar year, or ratable portion thereof, included in the Lease Term above Base Operating Expenses (hereinafter defined). Tenant shall make estimated payments on account of increases in Operating Expenses in monthly installments on the first day of each month in advance commencing upon the date set forth above, based on amounts reasonably estimated from time to time by Landlord, and with a final payment adjustment between the parties within 30 days after Landlord provides Tenant a statement of Operating Expenses and Tenant's Pro Rata Share of the increase of such Operating Expenses over Base Operating Expenses for Landlord's most recent calendar year, which statement shall be provided no later than one hundred twenty (120) days after the end of the calendar year that is the subject of the statement. "Base Operating Expenses" as used herein means the amount of Operating Expenses for the Operating Expense Base Year. This section shall survive the expiration or earlier termination of this Lease, provided that Landlord hereby waives and shall have no right to collect from Tenant any Operating Expenses if not billed within twelve (12) months after the end of the calendar year in which such Operating Expenses were incurred.

"Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Property including, but not limited to: maintenance, repair and replacement of the heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance of exterior areas such as gardening and landscaping, snow and ice removal and Property signage; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utility services attributable to the Common Areas (as defined below); Property personnel costs; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; fees and costs incurred under covenants, conditions, and restrictions applicable to the Property and/or the business park in which the Property is located (except to the extent any such fee or cost is a fee, fine, penalty, interest or litigation costs incurred due to Landlord's failure to timely perform its obligations under such covenants, conditions, and restrictions); Landlord's insurance coverages required under this Lease for the Property; and a property management fee not to exceed four percent (4%) of gross rents for the Building (the "Management Fee"). Operating Expenses do not include: (a) the cost of capital repairs, replacements or improvements, other than annual depreciation (based on the useful life of the item under generally accepted accounting principles) on any such capital repair, replacement or improvement that is reasonably intended to reduce Operating Expenses or that is required for compliance with a law enacted on or after the Term Commencement Date; (b) debt service under mortgages or ground rent under ground leases; (c) costs of restoration from any casualty or condemnation to the extent of net insurance proceeds received by Landlord (or, in the event Landlord has not maintained the insurance policies required by this Lease, the net insurance proceeds that would have been received by Landlord had such policies been maintained); (d) leasing commissions, attorney's fees related to leases, advertising costs, and tenant improvement costs; (e) litigation expenses relating to disputes with tenants; (f) costs of initial construction of the Building and repairing or otherwise correcting defects in the construction of the Building or other improvements on the Property; (g) costs incurred in connection with sales, financing, refinancing or change of ownership of the Property or any portion thereof; (h) costs, fines, interest, penalties, legal fees or litigation costs incurred due to the late payment of taxes, utilities bills or other costs; (i) costs incurred by Landlord for organizational expenses and accounting fees except relating solely to the operation of the Building; (j) Landlord's general corporate overhead and general and administrative expenses; (k) compensation paid to persons in commercial concessions operated by Landlord; (1) rent or costs for a leasing or management office or common areas; (m) taxes; (n) all amounts which would otherwise be included in Operating Expenses that are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience; (o) all fees for management of the Property or any portion thereof other than the Management Fee; (p) any cost or expense for which Landlord is reimbursed by a third party; (q) wages, salaries and benefits for any employee above the level of property manager.

Notwithstanding anything to the contrary in the preceding paragraph, Controllable Operating Expenses (as defined below) charged to Tenant shall not increase by more than five percent (5%) annually on a non-cumulative basis (the "CAM Cap"). The CAM Cap in any given calendar year shall be calculated based upon the Controllable Operating Expenses for the immediately prior calendar year after the CAM Cap has been applied. "Controllable Operating Expenses" are defined as all Operating Expenses excluding costs and expenses related to snow removal, Common Areas utility charges (including but not limited to gas, electricity and water/sewer), and insurance premiums and costs.

If at any time during the Lease Term, Landlord provides services only with respect to portions of the Building which include the Premises or incurs other Operating Expenses allocable to portions of the Building which include the Premises alone, then such Operating Expenses shall be charged entirely to those tenants, including Tenant, of such portions, notwithstanding the provisions hereof referring to Tenant's Pro Rata Share (but Landlord shall provide its calculation thereof). If, during any period for which Operating Expenses are being computed, less than all of the Building is occupied by tenants, or if Landlord is not supplying all tenants with the services being supplied hereunder, Operating Expenses that vary based upon occupancy shall be reasonably estimated and extrapolated by Landlord to determine the Operating Expenses that would have been incurred if the Building were fully occupied for such year and such services were being supplied to all tenants, and such estimated and extrapolated amount shall be deemed to be Operating Expenses for such period (and Landlord shall provide its calculation thereof).

4.2.4    UTILITIES.

In the event that any utilities are not supplied to the Premises by Landlord as part of Operating Expenses, Tenant will promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, electricity, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, together with any related installation or connection charges or deposits (collectively, "Utility Costs") incurred during the Lease Term. If any utilities are jointly metered with other premises, Landlord will make a reasonable determination of Tenant's proportionate share of such Utility Costs and Tenant will pay such share to Landlord. Landlord shall, prior to the Term Commencement Date install a check meter or submeter in the Premises (the "Submeter"), at Landlord's sole cost and expense, to measure Tenant's electricity. Landlord shall read the Submeter monthly and shall bill Tenant for the cost of Tenant's actual electricity consumption for the Premises as shown by the Submeter, which costs Tenant shall pay to Landlord as Additional Rent. If at any time in the future the electricity supplier to the Property allows a separate meter to be installed for the Premises, Tenant shall thereafter pay the costs of such electricity directly to the supplier. Landlord reserves the right to participate in wholesale energy purchase programs and to provide energy to the Premises through such programs so long as the cost to Tenant is competitive. In the event of any interruption in any utility due to the negligence or willful misconduct of Landlord that continues for more than five (5) consecutive days after written notice of such interruption from Tenant to Landlord, then, commencing after the expiration of such five (5) day period, Rent hereunder shall abate for the remaining duration of such interruption.

4.2.5    ELECTRICITY.

Tenant warrants and represents that its electrical demand requirements shall not adversely affect the Building's electrical system, will not exceed the maximum from time to time permitted under applicable laws or the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Tenant agrees to repair at Tenant's sole cost any damage caused to the electrical system caused by Tenant's failure to observe this requirement. In order to assure that the capacity of the electrical system of the Building is not exceeded and to avert possible damage thereto, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than customary computer, electronic, and electrical equipment normally found in business offices and not drawing more than the building standard, as adjusted by Landlord from time to time. From time to time during the Lease Term, Landlord shall have the right to survey Tenant's electric usage. Landlord hereby approves the level of use of electricity by Tenant associated with the improvements described in Exhibit C. In the event that Landlord, in its reasonable discretion, determines that Tenant has exceeded such level of use of electricity then, in addition to any other rights Landlord may have hereunder, Tenant shall immediately upon demand (accompanied by reasonable backup documentation) at Landlord's election, (i) cease to exceed such limit, and/or (ii) reimburse Landlord for the costs of any repairs required due to Tenant's use in excess of such limit

4.2.6    TENANT'S AUDIT RIGHT.

Notwithstanding anything contained herein to the contrary, but provided that Tenant is not in default under this Lease beyond the applicable notice and cure period, Tenant shall have the right, within six (6) months following receipt of the annual final statements of Operating Expenses and Real Property Taxes, by written notice delivered to Landlord, to declare that it seeks to inspect and examine Landlord's books and records relating to Operating Expenses and Real Property Taxes for said immediately preceding year (except if any overcharge is found, in which event Tenant may inspect and examine Landlord's books and records for prior years), whereupon a duly qualified employee of Tenant or Tenant's designated accountant (who shall be paid by Tenant on a non-contingency basis only) may visit Landlord's office or other place reasonably designated by Landlord, during normal business hours, upon at least fifteen (15) days prior written notice, to inspect Landlord's books and records to verify the correctness of such annual final statements. All information discovered by Tenant (and/or its accountants) shall be regarded as confidential information and may not be shared with any other party (except for Tenant's contractors, agents, attorneys, accountants, investors, potential purchasers, or employees all of who shall agree to keep such information confidential), unless required by order of a court of competent jurisdiction (provided that Tenant may disclose such information to the extent reasonably necessary for the limited purpose of adjudicating any dispute with Landlord regarding Operating Expenses and Real Property Taxes); Tenant's failure to adhere to this confidentiality clause shall be deemed to be an Event of Default that, in additional to all other rights and remedies available to Landlord under this Lease, shall result in the nullification of this paragraph and Tenant's future right to inspect and verify Landlord's annual statement of any charges including but not limited to Operating Expenses and Real Property Taxes. Tenant shall be required to share with Landlord the results of Tenant's inspection. It is expressly agreed that any errors will be promptly corrected (provided that Landlord agrees with Tenant's evaluation or a court of competent jurisdiction has rendered a final decision in Tenant's favor with respect thereto), and any resulting overpayment by Tenant will be promptly refunded by Landlord to Tenant (or, at Tenant's option, credited against the next installment of rent or other charges due to Landlord hereunder), and any resulting underpayment by Tenant will be promptly paid by Tenant to Landlord. If such inspection and examination reveals that Landlord overcharged Tenant by five percent (5%) or more of the amount actually due, Landlord shall also reimburse Tenant for Tenant's reasonable inspection and examination costs.

4.3        INDEPENDENT COVENANTS.

Tenant acknowledges and agrees that Tenant's obligations under this Lease to pay Rent and all of Landlord's obligations under this Lease are independent covenants, and no default or failure of Landlord under this Lease shall have any effect on this Lease, give to Tenant any offset or defense to the full and timely performance of its obligations under this Lease, entitle Tenant to any abatement of Rent or constitute any actual or constructive eviction of Tenant, except as otherwise expressly set forth herein. Without limiting any of the foregoing, Tenant specifically covenants and agrees that Tenant's obligation to pay all Rent hereunder is not dependent upon the condition of the Premises or the performance by Landlord of any of its obligations hereunder, and Tenant shall continue to pay all Rent, without abatement, demand, claim, setoff or deduction, notwithstanding any breach by Landlord of its duties or obligations hereunder, whether express or implied, except as otherwise expressly set forth herein.

4.4        INTEREST AND LATE CHARGES.

Any Rent or other amount due to Landlord, if not paid when due, will bear interest from the date due until paid at the rate of 15% per year, but not to exceed the highest rate legally permitted. In addition, if any installment of Rent or any other sums due from Tenant is not received by Landlord within 5 days following the due date (or, for the first such instance in any rolling twelve (12) month period, within five (5) days following Tenant's receipt of written notice of such late payment), Tenant will pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

ARTICLE V

TENANT'S COVENANTS

5.1        MANNER OF USE.

Tenant will use the Premises only for the Permitted Uses. Tenant will not cause or permit the Premises to be used in any way which (i) constitutes a violation of any Legal Requirements (as defined below) or the rules and regulations (the "Rules and Regulations") established by Landlord, a copy of which is attached as Exhibit D, as they may be amended in writing by Landlord upon notice to Tenant and so long as any such amendment shall not materially increase Tenant's obligations or materially decrease Tenant's rights under this Lease, (ii) unreasonably interferes with the rights of tenants of the Property, or (iii) constitutes a nuisance or waste or will invalidate any insurance carried by Landlord (Landlord hereby representing that, as of the date hereof, customary conduct of the Permitted Uses shall not so invalidate any such insurance). Tenant will obtain and pay for all necessary permits relating to its particular manner of use of the Premises (including without limitation any and all permits necessary for its manufacturing use, but excluding a certificate of occupancy), and will promptly take all actions necessary to comply with all applicable Federal, State or local statutes, ordinances, rules, notes, regulations, orders, recorded declarations, covenants and requirements (collectively, "Legal Requirements") regulating the particular manner of use by Tenant of the Premises, including, without limitation, the Occupational Safety and Health Act and the Americans With Disabilities Act. In the event of any conflict or inconsistency between this Lease and the Rules and Regulations, this Lease shall control.

5.2        TENANT'S INSURANCE.

Tenant, at its expense, will maintain the following insurance coverages during the Lease Term:

(a)         Liability Insurance.    Commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises, including contractual liability. Such insurance will name Landlord, its property manager, any mortgagee, and such other parties as Landlord may designate, as additional insureds. The initial amount of such insurance will be Two Million Dollars ($2,000,000) per occurrence, will be subject to periodic increases as required by Landlord's mortgagee, and may be satisfied by any combination of the primary policy and the excess/umbrella liability policy required in clause (f) below. The liability insurance obtained by Tenant under this Section 5.2 will (i) be primary and (ii) insure Tenant's obligations to Landlord under Section 6.4. The amount and coverage of such insurance will not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

(b)         Worker's Compensation Insurance.    Worker's Compensation Insurance in the statutory amount (and Employers' Liability Insurance) covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

(c)         Automobile Liability Insurance.    Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property.

(d)         Personal Property Insurance.    Personal Property Insurance covering leasehold improvements paid for by Tenant (excluding Landlord's Work) and Tenant's personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief.

(e)         Business Interruption Insurance.    Business Interruption Insurance providing in the event of damage or destruction of the Premises an amount sufficient to sustain Tenant for a period of not less than one year for: (i) the net profit that would have been realized had Tenant's business continued; and (ii) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of Tenant, salaries of executives, foremen and other employees under contract, charges under noncancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue and insurance premiums.

(f)          Umbrella Liability Insurance.    The initial amount of Umbrella Liability Insurance shall be Fifteen Million Dollars ($15,000,000) per occurrence and Fifteen Million Dollars ($15,000,000) annual aggregate and shall be subject to periodic increases as required by Landlord's mortgagee. Such insurance shall name Landlord, its property manager, and any mortgagee as additional insureds.

At all times when any work is in process in connection with any change or alteration being made by Tenant, Tenant shall require all contractors and subcontractors to maintain the insurance described in Sections 5.2(a), 5.2(b), 5.2(c), and 5.2(f).

5.3         GENERAL INSURANCE PROVISIONS.

(a)   Any insurance which Tenant is required to maintain under this Lease will include a provision which requires the insurance carrier to give Landlord not less than 30 days' written notice prior to any cancellation (ten (10) days for cancellation due to non-payment of premium) or modification of such coverage.

(b)   Prior to the earlier of Tenant's entry into the Premises or the Term Commencement Date, Tenant will deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Section 5.2 and not less than 30 days prior to the expiration or termination of any such insurance, Tenant will deliver to Landlord renewal certificates therefor.

(c)   All insurance policies required under this Lease will be with companies having a "General Policy Rating" of A-; X or better, as set forth in the most current issue of the Best Key Rating Guide.

(d)   Without limiting the provisions of Section 5.4, Landlord and Tenant, on behalf of themselves and their insurers, each hereby waives any and all rights of recovery against the other, the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of the other and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each of the foregoing (collectively, "Representatives"), for loss of or damage to its property or the property of others under its control, to the extent that such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Lease EVEN IF CAUSED BY THE NEGLIGENCE OF THE RELEASED PARTY. All property insurance carried by either party will contain a waiver of subrogation against the other party to the extent such right was waived by the insured party prior to the occurrence of loss or injury.

5.4         INDEMNITY.

To the fullest extent permitted by law, Tenant shall hold Landlord and its Representatives (collectively, the "Indemnitees") harmless from and defend the Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses, including reasonable attorney's fees, for damage to any property or injury to or death of any person arising from (i) the use or occupancy of the Premises by Tenant or persons claiming under Tenant, except to the extent caused by the sole negligence or willful misconduct of the Indemnitees, (ii) the negligence or willful misconduct of Tenant in, upon or about the Property, or (iii) any breach or default by Tenant under this Lease. Landlord shall hold Tenant and its Representatives harmless from and defend Tenant and its Representatives from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses, including reasonable attorney's fees, for damage to any property or injury to or death of any person arising from (i) the operation and management of the Property by Landlord and its Representatives, except to the extent such is caused by the negligence or willful misconduct of Tenant or its Representatives, (ii) the negligence or willful misconduct of Landlord in, upon or about the Property, or (iii) any breach or default by Landlord under this Lease.

5.5         TENANT'S MAINTENANCE OBLIGATIONS.

Subject to the provisions of Section 3.2 and Article 7, at its sole cost and expense, Tenant will keep all portions of the Premises for which it is responsible pursuant to the terms of this Lease in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment within the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant will promptly replace such portion of the Premises or system or equipment. If Landlord is required to perform Tenant's maintenance and repair obligations under this Section 5.5 after the expiration of the applicable notice and cure period set forth in Section 9.1 hereof, Tenant shall reimburse Landlord for all costs incurred in doing so promptly upon receipt of an invoice from Landlord.

5.6         ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

Tenant may not make any installations, alterations, additions, or improvements or major repairs in or to the Premises, including without limitation any such work to prepare the Premises for Tenant's initial occupancy, without obtaining Landlord's prior written consent. All such work (other than a Cosmetic Alteration, as hereinafter defined) will be performed in accordance with plans and specifications approved by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed. Tenant will procure all necessary governmental permits and licenses before undertaking any work on the Premises and will perform all work in a good and workmanlike manner employing materials of good quality and in conformity with all applicable Legal Requirements and insurance requirements. Tenant will (i) employ only contractors reasonably approved by Landlord, (ii) require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and (iii) submit certificates evidencing such coverage to Landlord prior to the commencement of any work. Landlord may inspect Tenant's work at reasonable times. Tenant will prosecute and complete such work with reasonable diligence and will provide Landlord with "as built" plans (if applicable), copies of all construction contracts and proof of payment for all labor and materials. In connection with all such work, Tenant will pay when due all claims for such labor and materials furnished to the Premises and keep the Property at all times free from liens for labor and materials. Tenant will give Landlord at least 20 days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises. Tenant agrees to use commercially reasonable efforts not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements with Landlord. Notwithstanding the foregoing, Tenant shall be permitted to make alterations and improvements to the Premises that do not affect the Building structure or exterior or Building systems, and which do not cost more than Twenty-Five Thousand Dollars ($25,000) per year in the aggregate (each, a "Cosmetic Alteration"), without Landlord's consent, but upon prior written notice to Landlord.

5.7         SIGNS/ADVERTISING.

Except as set forth in Section 6.7 hereof, Tenant shall not place any sign, symbol, advertisement or the like visible to public view on the exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building or the Premises, without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

5.8         PERSONAL PROPERTY AT TENANT'S RISK.

Tenant covenants and agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents, and contractors, and except to the extent prohibited by law.

5.9         ENVIRONMENTAL REQUIREMENTS.

(a)         Definition of "Hazardous Material".    "Hazardous Material" means any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or hereafter regulated under any Legal Requirements, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are found to have adverse effects on the environment or the health and safety of persons; provided, however, "Hazardous Material" does not include any de minimis quantities of office or other cleaning supplies commonly used in accordance with Legal Requirements, or other materials customarily used in connection with the Permitted Uses, provided that such materials are transported, stored, used, and disposed of in accordance with Legal Requirements.

(b)         Tenant's Obligations.    Tenant will not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (i) the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned, or delayed so long as the use of such Hazardous Material is reasonably consistent with the Permitted Uses, and (ii) complying with all applicable Legal Requirements pertaining to the transportation, storage, use or disposal of such Hazardous Material (collectively, "Environmental Laws"), including, but not limited to, obtaining proper permits. For the avoidance of doubt, however, Landlord understands and agrees that (x) Tenant will use the materials listed on Schedule 1 attached hereto in its operations and that Landlord hereby consents to the use of the listed materials in the quantities listed, so long as Tenant otherwise complies with the provisions of this Lease and all applicable Environmental Laws in the use, storage, treatment, and disposal of such materials, and (y) Tenant may, from time to time, add different or additional materials to Schedule 1, subject to Landlord's prior written consent as provided in clause (i) above. Landlord is entitled to take into account such other factors or facts Landlord reasonably deems relevant in granting or withholding consent to Tenant's proposed activity with respect to Hazardous Material. Landlord will not, however, be required to consent to the installation or use of any storage tanks on the Property.

If Tenant's transportation, storage, use or disposal of Hazardous Materials on, to, or from the Premises or the Property results in the contamination of the soil or surface or ground water, release of a Hazardous Material or loss or damage to person(s) or property or the violation of any Environmental Laws, then Tenant agrees to, upon becoming aware of same: (x) notify Landlord immediately of any contamination, claim of contamination, release, loss or damage, (y) after consultation with Landlord, clean up the contamination in full compliance with, and to the extent required under, all Environmental Laws and (z) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, reasonable attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, release, loss or damage. Tenant will reasonably cooperate with Landlord and provide such non-privileged documents, affidavits and information as may be requested by Landlord (A) to comply with any Environmental Laws, (B) to comply with the request of any lender, purchaser or tenant, and/or (C) as otherwise deemed reasonably necessary by Landlord in its discretion. Upon becoming aware of same, Tenant will notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any Environmental Laws, will promptly forward to Landlord copies of any written notices received by Tenant (and shall notify Landlord of any oral notices) relating to alleged violations of any Environmental Laws related to the Premises or the Property, will promptly pay when due any fine or assessment against Landlord, Tenant or the Property and remove or bond any lien filed against the Property relating to any violation of Tenant's obligations with respect to Hazardous Material, provided that Tenant shall have the right to contest any such fine or assessment in good faith, provided that no lien may be allowed to filed against the Property during the pendency of such contest, and if any lien is so filed, Tenant shall promptly remove or bond any such lien.

(c)         Landlord's Rights. Landlord will have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under this Lease, upon reasonable advance notice, to enter upon the Premises, or to take such other actions as it deems reasonably necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Material or contamination by Hazardous Material present on, in, at, under or emanating from the Premises or the Property in violation of Tenant's obligations under this Lease or under any laws regulating Hazardous Material or that Tenant is liable under this Lease to clean up, remove or remediate. For the avoidance of doubt, any of the foregoing rights of Landlord in this Section 5.9(c) shall be exercised only after Tenant has had notice and an opportunity to remedy such matters and has failed or refused to do so within the time frames required under Environmental Law or, in the absence of any such prescribed time frame, within a reasonable period of time. Landlord and Tenant shall reasonably cooperate to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued by any governmental agency or authority against Tenant, Landlord or the Premises or the Property relating to any Hazardous Material or under any related law or the occurrence of any event or existence of any condition, which in any such case would cause or constitute a breach of any of Tenant's covenants set forth in this Section 5.9.

If Landlord possesses credible evidence that a release or other environmental condition in violation of Environmental Laws may have originated in or from the Premises during the Lease Term and was not caused by Landlord or its agents, employees or contractors, then, at Tenant's cost, Landlord may require an environmental audit of the Premises by a qualified environmental consultant. Tenant will, at its sole cost and expense, take all reasonable actions required under Environmental Law to remediate any environmental conditions for which it is responsible under this Lease.

5.10        CONDITION UPON TERMINATION.

Upon the expiration or termination of the Lease Term, Tenant will surrender the Premises to Landlord broom clean and in the condition which Tenant is required to maintain the Premises under this Lease. Tenant will not be obligated to repair any damage which Landlord is required to repair (including, without limitation, under Article 7), as well as ordinary wear and tear and damage due to casualty or condemnation. Tenant shall not be required to remove any of Landlord's Work, any signs by or on behalf of Tenant, or any alterations, additions or improvements made by Tenant during the Lease Term, other than the specialty equipment and infrastructure in the Lab Area more particularly described on Exhibit C-2 attached hereto and any exterior signage on the Building installed by Tenant pursuant to Section 6.7 hereof Any work which Tenant is not required to remove will, at Landlord's option, become Landlord's property and will be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's personal property, furniture, trade fixtures, machinery or equipment which can be removed without material damage to the Property so long as Tenant repairs any damage caused by such removal. Any of Tenant's property which shall remain in the Building or in the Premises after the expiration or termination of the Lease Term shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

5.11       COVENANTS AND CONDITIONS.

Except as otherwise expressly provided herein, Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance (but subject to all applicable notice and cure periods). Time is of the essence in the performance by Tenant and Landlord of all covenants and conditions under this Lease.

5.12       PARKING.

Tenant shall be entitled to park in the Parking Spaces and to use them in common with other tenants of Landlord. Tenant agrees not to overburden the parking facilities, which are shown on Exhibit B-1  attached hereto, by parking in spaces in excess of the number of Parking Spaces, agrees to reasonably cooperate with Landlord and other tenants in the use of parking facilities, and to abide by all reasonable rules and regulations regarding the use of such parking facilities as may now exist, or as may hereinafter be promulgated by Landlord, provided that (i) any such rules and regulations shall not materially increase Tenant's obligations or materially decrease Tenant's rights under this Lease, and (ii) in the event of any conflict or inconsistency between this Lease and such rules and regulations, this Lease shall control. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as reasonably directed by Landlord. Tenant and its employees, agents, contractors, and visitors shall not park overnight in the Property's parking areas without Landlord's prior written approval. Landlord reserves the right, in its absolute discretion, to determine whether parking facilities are becoming overcrowded, and in such event, to allocate parking spaces among tenants or to designate areas within which Tenant must park, provided that Tenant shall have the right at all times to the same number of Parking Spaces and any such designated parking area shall be located adjacent to the Building. Landlord further reserves the right to modify, restripe, and otherwise change the location of drives and parking spaces, so long as the Parking Spaces remain adjacent to the Building. Tenant and Tenant's employees, visitors and customers assume all responsibility for damage and theft to vehicles, except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, agents, and contractors. Tenant shall repair or cause to be repaired, at Tenant's sole cost and expense, any and all damage to the buildings on the Property caused by Tenant's, or Tenant's employees', visitors' or customers' use of such parking areas thereon. Landlord shall have no obligation to police the parking area or to insure the safety of Tenant's automobiles.

5.13       FLOOR LOAD.

Tenant shall not place a load upon any floor in the Premises exceeding 100 lbs. (live load) per square foot of the rentable area of the Premises, and in the event Tenant must place a load upon any such floor in excess thereof, the parties shall reasonably cooperate, at Tenant's sole cost and expense, to determine reasonable engineering and construction requirements to achieve the desired floor load. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed and may include a requirement to provide insurance in such commercially reasonable amounts as Landlord may deem reasonable. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving, except to the extent of any damages, losses, or claims arising due to the gross negligence or willful misconduct of Landlord and its employees, agents, and contractors.

5.14       NO RELOCATION.

Under no circumstances shall Landlord be permitted to relocate Tenant.

ARTICLE VI

LANDLORD'S COVENANTS

6.1         BUILDING SERVICES.

Landlord shall provide, as part of Operating Expenses, building services comparable to those provided in comparable buildings in the general vicinity of the Building. Without limiting the foregoing, Landlord shall provide the following services:

(a)  Access to the Premises and Common Areas for duly authorized and identified employees of Tenant twenty-four hours per day, seven days per week, three hundred sixty-five days a year, through a key card system, subject to Landlord's right to close the Building in the event of an emergency or casualty.

(b)  Necessary elevator facilities for access to the Premises, except if such services must be stopped for replacements or repairs in the reasonable judgment of the Landlord, in which event alternative access shall be provided by Landlord.

(c)  Heat, ventilation and air-conditioning ("HVAC") to the Premises for comfortable office use during regular business hours (from 7:00 a.m. to 7:00 p.m. Monday through Friday on regular business days and from 8:00 a.m. to 1:00 p.m. on Saturdays). Minimum levels of heating and cooling are maintained throughout the Building after hours according to the respective seasons. If Tenant requires after hours HVAC service, such additional service shall be furnished at Tenant's request by use of a thermostat located within the Premises. Tenant agrees to pay to Landlord, as Additional Rent, the cost for such additional service as determined by Landlord in its reasonable discretion, but in no event at a charge less than Landlord's actual cost plus overhead for such additional service. The parties acknowledge that Landlord's current charge for after-hours HVAC service is $45.00 per hour, which is subject to adjustment from time to time (based on increases in actual cost). In the event Tenant introduces into the Building personnel or equipment which overloads the capacity of the HVAC system serving the Premises or in any other way interferes with the ability of such system to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, and the cost of such supplementary systems shall be payable by Tenant to Landlord upon demand as Additional Rent.

(d)  Cleaning of the Premises and the Common Areas, all in accordance with Landlord's reasonable cleaning specifications attached hereto as Exhibit E (provided, however, that Landlord shall not responsible for cleaning the Lab Area, and as a result, Tenant shall receive a $250/month credit toward Tenant's Pro Rata Share of increases in Operating Expenses payable by Tenant hereunder).

(e)  Normal lighting of the main lobby, elevators, washrooms and stairs.

(f)  Keep all roadways, walks and parking and loading areas reasonably free of snow and ice.

(g)  Onsite property management customary for properties similar to the Property in the Route 128 South market.

6.2         LANDLORD'S MAINTENANCE OBLIGATIONS.

As of the Possession Date, the Building and all building systems serving the Premises shall be in good working order. Subject to the provisions of Article 7, Tenant's obligation to pay Additional Rent pursuant to Section 4.2, and the waiver of subrogation set forth in Section 5.3(d) hereof, except for damage caused by any act or omission of Tenant or Tenant's employees, agents, contractors or invitees, Landlord will maintain the Common Areas in good order, condition and repair and will keep the structural supports, exterior walls, foundation, and roof of the Building, the Building systems, the heating, ventilating and air conditioning systems serving the Premises and the Common Areas (but excluding any supplemental equipment, HVAC or other systems installed by Tenant or at Tenant's request or as a result of Tenant's requirements in excess of building standard design criteria; Landlord's Work shall be deemed to not exceed building standard design criteria) in good order, condition and repair, and in compliance with the Americans with Disabilities Act and all other applicable Legal Requirements. Landlord will not be obligated to maintain or repair windows, doors or plate glass. Tenant will promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Landlord will repair, at Tenant's expense (subject to the waiver of subrogation set forth in Section 5.3(d) hereof), any damage to the Property caused by Tenant's acts or omissions which is Landlord's maintenance responsibility. Notwithstanding Tenant's obligations as set forth in Section 5.1 hereof, any alterations or improvements to the Premises that are required to comply with Legal Requirements that do not arise from Tenant's particular use of the Premises shall be performed by Landlord, and the costs thereof shall be reimbursable Operating Expenses pursuant to Section 4.2.3 hereof, except to the extent arising from a violation of Legal Requirements first occurring prior to the Possession Date.

6.3         EXEMPTION OF LANDLORD FROM LIABILITY.

Landlord will not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property, or from other sources or places; (d) any curtailment or interruption in utility services or (e) any act or omission of any other tenant of the Property. Tenant will give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. The provisions of this Section will not exempt Landlord from liability for its gross negligence or willful misconduct or that of its employees, agents, and contractors; provided, however, Landlord will not be liable for any consequential damages.

Tenant expressly acknowledges that whether or not Landlord, from time to time, elects to provide security services, Landlord has not, nor will Landlord be deemed to have, warranted the efficiency of any security personnel, service, procedures or equipment and Landlord is not liable in any manner for the failure of any of the foregoing to prevent, control or apprehend anyone suspected of theft, personal injury, property damage or any criminal conduct in, on or around the Building. Tenant shall be responsible for repairs of damage and restoration of the Premises, personal property or equipment servicing the Premises following any such act.

6.4         LANDLORD'S INSURANCE.

During the Lease Term, Landlord will maintain in effect all risk insurance covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord determines from time to time. Landlord will have the right to obtain flood, earthquake, and such other insurance as Landlord determines from time to time or is required by any mortgagee of the Property. Landlord will not insure Tenant's fixtures or equipment or building improvements installed or paid by Tenant. Landlord shall obtain commercial general liability insurance with limits of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate, with an excess/umbrella liability policy with a limit of Fifty Million Dollars ($50,000,000) aggregate, insuring Landlord against liability with respect to the Premises and the Property. The policy obtained by Landlord will not provide primary insurance, will not be contributory and will be excess over any liability insurance maintained by Tenant. Any increase in the cost of Landlord's insurance due to Tenant's particular use or activities at the Premises will be paid by Tenant to Landlord as Additional Rent, provided, however, that Landlord represents to Tenant that, as of the date hereof, customary conduct of the Permitted Uses in the Premises shall not cause any such increase (and in the event of such an increase, such increase shall not be payable directly by Tenant, but shall be reimbursable Operating Expenses pursuant to Section 4.2.3 hereof).

6.5         LANDLORD'S ACCESS.

Landlord or its agents may enter the office space portions of the Premises, upon 24 hours' notice to Tenant (except in the case of an emergency), to show the Premises to potential buyers, investors or other parties for routine property inspections and maintenance or for any other purpose Landlord deems reasonably necessary, and, within the last twelve (12) months of the Lease Term, potential tenants. Landlord or its agents may enter the Lab Area portion of the Premises, upon at least 24 hours' notice to Tenant and only when accompanied by a representative of Tenant.

6.6         LANDLORD'S RIGHT TO COMMON AREAS.

At any time upon reasonable advance notice to Tenant (except in case of an emergency), Landlord may close any Common Areas to perform any acts as, in Landlord's reasonable judgment, are desirable to maintain or improve the Property. In addition, Landlord, from time to time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities in the Common Areas, and increase or decrease Common Area land or facilities so long as Tenant's use of the Premises is not materially affected.

6.7         SIGNS.

Landlord shall provide and install, at Landlord's expense, Building standard signage on the principal entry doors to the Premises. Landlord will also maintain a tenant directory in the main lobby of the

Building in which will be placed, at Landlord's expense, Tenant's name and the location of the Premises in the Building; all such letters and numerals to be in the Building standard graphics. Additionally, Tenant will be provided with signage (a) at Landlord's expense, on the exterior monument sign at the entrance to the Building, the size of such signage to be approximately proportionate to Tenant's share of space within the Building and the appearance of such signage to be mutually agreeable to the parties, and (b) at Tenant's expense, in the main lobby of the Building, the location, size, and scale of such signage to be mutually agreeable to the parties. All such signage described in this paragraph shall be installed on or prior to the Term Commencement Date, subject to Tenant's reasonable cooperation with Landlord to agree upon all such signage at least sixty (60) days prior to the Term Commencement Date.

In the event that Tenant occupies either (i) fifty percent (50%) or more of the rentable area of the Building or (ii) is the largest tenant of the Building after the Building has become eighty percent (80%) or more occupied, Tenant thereafter shall have the right to install, at its sole expense, subject to compliance with all municipal regulations, ordinances, and codes and subject to Landlord's prior written approval of such signage, which approval shall not be unreasonably withheld, signage on the exterior of the Building.

ARTICLE VII

CASUALTY AND CONDEMNATION

7.1         DAMAGE TO PREMISES.

(a)    If the Premises are destroyed or rendered untenantable, either wholly or in part, by fire or other casualty ("Casualty"), Tenant will immediately notify Landlord in writing upon the occurrence of such Casualty and becoming aware of same.

(b)    If (i) based on the estimate of Landlord's architect or contractor (which shall be provided to Tenant within thirty (30) days after Landlord's receipt of notice of the Casualty (the "Contractor Notice Period"), it will take Landlord more than 9 months following the date of Casualty to rebuild the Premises or (ii) the Casualty occurs during the last 6 months of the Lease Term and the damage is reasonably estimated by Landlord to require more than 30 days to repair, Landlord and Tenant may each elect to terminate the Lease Term as of the date the Casualty occurred, which must be exercised by written notification to the other party within 10 days after the expiration of the Contractor Notice Period.

(c)    In the event that Landlord commences to rebuild the Premises but does not achieve Substantial Completion of such work within 9 months after the date of Casualty, subject to Tenant Delay(s) and Section 11.14 hereof, Tenant shall have the right, but not the obligation, to terminate this Lease upon thirty (30) days' prior written notice to Landlord delivered within thirty (30) days after the expiration of such 9 month period (time being of the essence), provided, however, that if Landlord achieves Substantial Completion of such work and delivers the restored Premises to Tenant within thirty (30) days after Tenant's delivery to Landlord of such termination notice, such notice shall be deemed to be null and void and this Lease shall continue in full force and effect.

(d)    In the event that Landlord reasonably determines that Landlord's insurance proceeds are less than the estimated cost to repair the Casualty, Landlord shall have the right, but not the obligation, to terminate this Lease upon written notice to Tenant within thirty (30) days after Landlord determines the inadequacy of such proceeds for such repairs.

(e)    If this Lease is not terminated pursuant to this Section 7.1, Landlord shall repair the damage caused by the Casualty as soon as reasonably possible and this Lease will remain in full force and effect.

(f)    If a Casualty occurs, any Rent payable during the period of such damage, repair and/or restoration or otherwise thereafter will be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired.

(g)    The provisions of this Article 7 will govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the damage or destruction of the leased property.

7.2         CONDEMNATION.

If more than 20% of the floor area of the Premises or more than 25% of the parking on the Property is taken by eminent domain, either Landlord or Tenant may terminate the Lease Term as of the date the condemning authority takes title or possession, by delivering notice to the other within 10 days after receipt of written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority takes title or possession). If neither party terminates the Lease Term, this Lease will remain in effect as to the portion of the Premises not taken, except that the Base Rent will be reduced in proportion to the reduction in the floor area of the Premises, Tenant's Pro Rata Share shall be reduced accordingly and all other terms of this Lease dependent on the floor area of the Premises shall be equitably adjusted. Any condemnation award or payment will be paid to Landlord. Tenant will have no claim against Landlord for the value of the unexpired lease term or otherwise; provided, however, Tenant may make a separate claim with the condemning authority for its personal property and/or moving costs so long as Landlord's award is not reduced thereby.

ARTICLE VIII

ASSIGNMENT AND SUBLETTING

8.1         LANDLORD'S CONSENT REQUIRED.

Except as set forth in Section 8.4 hereof, Tenant will not assign or transfer this Lease or sublease the Premises or any part thereof or interest therein, or mortgage, pledge or hypothecate its leasehold interest, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. Unless Tenant is a publicly traded company, and except as set forth in Section 8.4 hereof, a transfer of a controlling interest in Tenant will be deemed an assignment of this Lease. Any attempted transfer without consent will be void and constitute a non-curable Event of Default under this Lease (as defined below). Tenant's request for consent will include the details of the proposed sublease or assignment, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant. Landlord will have the right to withhold or grant consent, in its reasonable business judgment, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial condition of the proposed assignee or subtenant in relation to its obligations under the proposed assignment or sublease; (iii) Tenant's compliance with all of its obligations under this Lease; (iv) such other factors as Landlord may reasonably deem relevant. Tenant shall not advertise or promote a rental rate in connection with such proposed sublease or assignment that is less than Landlord's then current asking rental rate, provided that there shall not be a minimum rental rate requirement for any actual executed sublease or assignment. Tenant will promptly furnish to Landlord copies of all transaction documentation. Notwithstanding any provision in this Lease to the contrary, Tenant shall not assign, sublet or otherwise transfer any of its interests or rights hereunder to any tenant, subtenant or occupant in the Building, or any tenant, subtenant or occupant at any other property owned by Landlord or any affiliate of Landlord, without the prior written consent of Landlord which shall be granted or denied in its sole discretion, except in the case of a sublease where Landlord does not then have space directly available in the Building that is comparable to Tenant's sublease space, in which case Landlord's consent shall not be unreasonably withheld, conditioned or delayed (subject to the foregoing factors).

If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the requirements of this Article VIII, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder.

8.2         OFFER TO TERMINATE.

If Tenant desires to assign this Lease or sublease all or any part of the Premises to a party other than to a Permitted Transferee, Tenant will notify Landlord and Landlord for a period of 30 days will have the right to terminate the Lease Term. If Tenant desires to sublease only a portion of the Premises, and such portion is subdividable (with any costs paid by Tenant), then the right to terminate may be exercised with respect to only that portion of the Premises to be subleased. In the event that Landlord exercises such right to terminate, then Tenant may rescind its proposed assignment or sublease by written notice to Landlord within ten (10) days after receipt of Landlord's written notice of termination, in which case such termination shall be null and void and this Lease shall continue in full force and effect. If Landlord elects not to terminate the Lease Term as provided in this Section 8.2, Tenant shall pay to Landlord 50% of any net profits received by Tenant (after deduction of Tenant's reasonable transaction costs including tenant improvements, leasing commissions, legal expenses, and free rent) from any assignment of this Lease or sublet of the Premises to a party other than a Permitted Transferee.

8.3         NO RELEASE OF TENANT.

Notwithstanding any assignment or subletting, Tenant will at all times remain fully responsible and primarily liable for the payment of Rent and compliance with all of Tenant's obligations under this Lease. Consent to one transfer will not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant's assignee or transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee.

8.4         PERMITTED TRANSFERS BY TENANT.

Notwithstanding the foregoing or any other restrictions set forth herein, the provisions of this Article VIII relating to the necessity of Landlord's prior consent shall not, however, be applicable to any transfer or assignment of this Lease or a sublease of all or any portion of the Premises as follows:

(a)       to any Affiliate;

(b)       pursuant to a sale or transfer of all or substantially all of the assets of Tenant; or

(c)       pursuant to any merger, consolidation or reorganization of Tenant;

provided that, prior to any such transfer, assignment, or sublease (or promptly after if required by law or due to confidentiality requirements), Tenant shall deliver written notice thereof to Landlord accompanied by reasonable evidence that the assignee, transferee, or subtenant (each, a "Permitted Transferee"), as is the case, (i) will use the Premises for a use comparable to that of Tenant's (and consistent with the Permitted Uses); (ii) has a financial standing comparable to Tenant; and (iii) has a tangible net worth not less than the greater of Tenant's tangible net worth (A) as of the date of this Lease or (B) the date of the proposed assignment or transfer.

The capitalized term "Affiliate" as used in this Section 8.4 shall mean an entity which controls or is controlled by or is under common control with Tenant.

ARTICLE IX

DEFAULTS AND REMEDIES

9.1         DEFAULTS.

Each of the following constitutes an "Event of Default" under this Lease:

(a)  Tenant fails to pay Rent or any other sum payable under this Lease within 5 days after it is due, provided that for the first such failure in any rolling twelve (12) month period, such failure shall not be an Event of Default unless and until such failure continues for more than five (5) days after delivery of written notice from Landlord to Tenant of such failure;

(b)  Tenant fails to perform any of Tenant's other obligations under this Lease and such failure continues for a period of 30 days after notice from Landlord; provided that if more than 30 days are reasonably required to complete such performance, Tenant will not be in default if Tenant commences such performance within the 30 day period and thereafter pursues its completion with diligence and continuity;

(c)  Tenant abandons the Premises; or

(d)  Tenant becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by Tenant or against it under any bankruptcy or insolvency laws, which proceeding is not dismissed within 60 days; provided, however, if a court of competent jurisdiction determines that any of the acts described in this subsection (d) is not an Event of Default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant assigns, subleases, or transfers Tenant's interest hereunder, then Landlord will receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the Rent payable by Tenant under this Lease.

9.2         REMEDIES.

On the occurrence of an Event of Default, Landlord may, at any time thereafter, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)    Terminate the Lease Term by written notice to Tenant. Tenant will then immediately quit and surrender the Premises to Landlord, but Tenant will remain liable as hereinafter provided. Following termination, without prejudice to other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion determines, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

The amount of damages Tenant will pay to Landlord following termination will include all Rent unpaid up to the termination of the Lease Term, the value of any free, abated or reduced rent provided for in this Lease as set forth in Section 9.4 hereof (if applicable), actual out of pocket costs and expenses incurred by Landlord due to such Event of Default and, in addition, Tenant will pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the amount, discounted to present value (at the then Federal Reserve Bank discount rate) by which, at the time of the termination of the Lease Term or of Tenant's right to possession (or, if Landlord initially elects damages under subsection (y) below, on the date on which Landlord thereafter elects this subsection (x)), (i) the aggregate of the Rent and other charges projected over the period commencing with such termination and ending on the expiration date of this Lease exceeds (ii) the aggregate projected rental value of the Premises for such period; or (y) amounts equal to the Rent and other charges which would have been payable by Tenant had the Lease Term or Tenant's right to possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date of this Lease, provided, however, that if Landlord re-lets the Premises during such period, Landlord will credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents received from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, and the reasonable expenses of re-letting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions and reasonable legal fees, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that in no event (i) will Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder or (ii) will Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit.

If the Premises or any part thereof are re-let in combination with other space, then proper apportionment on a square foot area basis will be made of the rent received from such re-letting and of the expenses of re-letting. In calculating the Rent and other charges under subsection (x) above, there will be included, in addition to the Rent, other considerations agreed to be paid or performed by Tenant, on the assumption that all such considerations would have remained constant for the balance of the full Lease Term hereby granted. Landlord may re-let the Premises or any part thereof for such rent and on such terms as it determines (including the right to re-let the Premises for a greater or lesser term than the Lease Term, the right to re-let the Premises as part of a larger area and the right to change the character or use made of the Premises). Landlord will use reasonable efforts to relet the Premises and otherwise to mitigate Tenant's damages upon redelivery of the Premises to Landlord. Suit or suits for the recovery of damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein will be deemed to require Landlord to postpone suit until the date when the Lease Term would have expired if it had not been terminated hereunder.

(b)    Maintain Tenant's right to possession, in which case this Lease will continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord will be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due.

(c)    Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

9.3       DAMAGES.

On any termination, Landlord's damages will include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with any bankruptcy court or other court proceeding with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Rent payable hereunder) will constitute pecuniary damages which will be paid to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

9.4         REPAYMENT OF "FREE" RENT.

The abated Base Rent for the period between the Term Commencement Date and the Rent Commencement Date shall be referred to herein as the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations, subject to the balance of this Section 9.4, and the surrender of the Premises in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If an Event of Default shall occur and this Lease shall be terminated, and Landlord does not otherwise recover the full amount of Rent for the period commencing with such termination and ending on the expiration date of this Lease to extent set forth in Section 9.2 hereof, then the then-unamortized portion of the Abated Rent (calculated by amortizing such amount on a straight-line basis over a ten (10) year term) shall immediately become due and payable in full and this Lease shall be enforced as if there were no such Rent abatement. In such case, Abated Rent shall be calculated based on the full initial Rent payable under this Lease.

9.5         CUMULATIVE REMEDIES.

Except as otherwise expressly provided herein, any and all rights and remedies which either party may have under this Lease and at law and equity are cumulative and will not be deemed to be inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

ARTICLE X

PROTECTION OF LENDERS

10.1       SUBORDINATION.

This Lease shall be subordinated to any Mortgage (as hereinafter defined) encumbering the Property, provided that (i) as a condition to the occurrence of the Term Commencement Date, Landlord shall obtain and deliver to Tenant an instrument in commercially reasonable form providing that the ground lessor, mortgagee or beneficiary of such Mortgage (each, "Mortgagee") agrees that in the event of the foreclosure or termination of such Mortgage, this Lease and the rights of Tenant hereunder will continue in full force and effect so long as Tenant continues to comply with all its obligations hereunder (an "SNDA") from the current Mortgagee of the Property substantially in the form of Exhibit F attached hereto; and (ii) Landlord shall obtain and deliver to Tenant an SNDA from any future Mortgagee in commercially reasonable form prior to any future Mortgage encumbering the Property. "Mortgage" includes any present or future mortgage, deed of trust or ground lease, together with any amendments, additional advances, restatements, modifications or consolidations of such instrument. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its Mortgage and gives written notice thereof to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof In the event of any conflict between this Lease and an SNDA, the terms of such SNDA shall control as between Tenant and the Mortgagee that is party to such SNDA.

10.2         ATTORNMENT.

So long as Landlord has complied with its obligations under Section 10.1 to deliver an SNDA from such Mortgagee, if Landlord's interest in the Property is acquired by any Mortgagee or purchaser of such Mortgagee's interest at a foreclosure sale, Tenant will attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as successor Landlord under this Lease and Tenant waives the protection of any statute or rule of law which gives Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

10.3         NOTICE TO MORTGAGEES.

Upon receipt of a written request by Landlord or any holder of a Mortgage on all or any part of the Building, Tenant will thereafter simultaneously send any such holder copies of all notices of default or termination or both given by Tenant to Landlord in accordance with any provision of this Lease. In the event of any failure of Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty herein, any such holder may, at its election, within a reasonable period of time of receiving such notice, cure such failure or breach for and on behalf of Landlord and such cure shall, as to Tenant, be deemed to be performance, fulfillment or observance by Landlord hereunder. The provisions of this Section 10.3 shall apply to any successor in interest of such holder.

10.4         ESTOPPEL CERTIFICATES.

Within 10 business days after Landlord's request, Tenant will execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges, the amount of such payment(s) and the time period covered by such payment(s); (iv) that to Tenant's knowledge Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property to which such statement is addressed, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

10.5         TENANT'S FINANCIAL CONDITION.

Unless Tenant is then a publicly traded company, within 10 business days after request from Landlord from time to time, Tenant will deliver to Landlord Tenant's financial statements (in the form kept in the ordinary course of business and audited, if available) for the most recent two fiscal years. Such financial statements may be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders and purchasers so long as any such party enters into a commercially reasonable confidentiality agreement. Landlord shall exercise commercially reasonable efforts to keep all non-public financial statements confidential to Landlord and such mortgagees or prospective purchasers and their respective attorneys, accountants and representatives, and Landlord will use them only in connection with the Property and this Lease.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1         COVENANT OF QUIET ENJOYMENT.

Tenant on paying the Rent and performing its obligations hereunder will peacefully and quietly have, hold and enjoy the Premises throughout the Lease Term without any manner of hindrance from Landlord, subject however to all the terms and provisions hereof

11.2         LANDLORD'S LIABILITY.

The obligations of this Lease run with the land, and this Lease will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein, "Landlord" shall mean the owner from time to time of Landlord's estate and property in the Building and the Property, and if such estate and property is sold or transferred, the seller or transferor shall thereupon be relieved of all obligations and liabilities hereunder thereafter arising or occurring, so long as the purchaser or transferee shall thereupon have assumed and agreed to perform and observe all obligations and liabilities hereunder thereafter arising or occurring or based on occurrences or situations thereafter arising or occurring, subject in any event to the provisions of this Section 11.2. No owner of the Property will be liable under this Lease except for breaches of Landlord's obligations occurring while it is owner of the Property, except to the extent any breaches of a prior owner continue during such owner's period of ownership (provided that such liability for such continuing defaults shall not be applicable to any foreclosing Mortgagee or subsequent purchaser or transferee of such Mortgagee unless otherwise agreed upon by Mortgagee and Tenant). The obligations of Landlord will be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual Representative of Landlord will be personally liable under this Lease or any other instrument, transaction or undertaking contemplated hereby.

11.3         NOTICE TO LANDLORD.

Tenant will give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any Mortgage encumbering the Property whose name and address have been furnished to Tenant. Landlord will not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant's notice or such longer period as may be required to diligently complete such matter, subject to Section 11.14 hereof. If Landlord (or such ground lessor, mortgagee or beneficiary) cannot perform any of its obligations due to events beyond its reasonable control, the time provided for performing such obligations will be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty or weather conditions, shortages of labor or material, and Legal Requirements.

11.4         HOLDING OVER.

If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, (a) Tenant will indemnify Landlord against all damages, costs, liabilities and expenses, including reasonable attorneys' fees, which Landlord incurs on account of Tenant's failure to vacate and (b) upon the expiration or earlier termination of this Lease, the Base Rent will increase as follows: (i) to 150% of the Base Rent in effect during the last month of the Term, for the first two (2) months that Tenant has failed to vacate the Premises following the expiration or earlier termination of this Lease, and (b) to 200% of the Base Rent in effect for the last month of the Term from the third month that Tenant has failed to vacate the Premises following the expiration of earlier termination of the Lease until the date that Tenant vacates the Premises, and, in both cases, Tenant's obligation to pay Additional Rent will continue. Any holdover by Tenant does not constitute an extension of the Lease or recognition by Landlord of any right of Tenant to remain in the Premises. Base Rent during such holdover shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding anything to the contrary in this Lease, under no circumstances shall Tenant be liable for consequential damages hereunder as a result of any holdover.

11.5         LANDLORD'S RIGHT TO CURE.

If Tenant defaults in the performance of any obligation under this Lease beyond applicable notice and cure periods, Landlord will have the right (but is not required) to perform such obligation and, if necessary, to enter upon the Premises for purposes thereof All costs incurred by Landlord (together with interest at the rate of 15% per year but not to exceed the highest legal rate) will be deemed to be Additional Rent under this Lease and will be payable to Landlord immediately on demand accompanied by reasonable backup documentation. Landlord may exercise the foregoing rights without waiving any of its other rights or releasing Tenant from any of its obligations under this Lease.

11.6         INTERPRETATION.

The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular. The masculine, feminine and neuter genders each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" includes Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's express or implied permission (other than Landlord and its employees, agents, and contractors). This Lease does not, and nothing contained herein, will create a partnership or other joint venture between Landlord and Tenant. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable will not invalidate the remainder of such provision, which will remain in full force and effect.

11.7         INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS.

This Lease is the only agreement between the parties pertaining to the lease of the Premises. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment will be void.

11.8         NOTICES.

All notices, requests and other communications required or permitted under this Lease will be in writing and personally delivered or sent by a national overnight delivery service which maintains delivery records. Notices will be delivered to Tenant's Notice Address or to Landlord's Notice Address, as appropriate. All notices will be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party. Attorneys for a party may give notice on behalf of that party.

11.9         WAIVERS.

All waivers will be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent is not a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. Tenant's failure to enforce any provision of this Lease is not a waiver and will not prevent Tenant from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check will be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

11.10         BINDING EFFECT; CHOICE OF LAW.

This Lease will bind any party who legally acquires any rights or interest in this Lease from Landlord or Tenant, provided that Landlord will have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located govern this Lease. The parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party(ies) against any other party(ies) on any matter arising out of or in any way connected with this Lease or the relationship of the parties hereunder.

11.11         EXECUTION OF LEASE.

This Lease may be executed in counterparts and, when all counterpart documents are executed and delivered, the counterparts will constitute a single binding instrument. Landlord's delivery of this Lease to Tenant (and vice versa) is not be deemed to be an offer to lease and will not be binding upon either party until executed and delivered by both parties. Tenant and Landlord each represent and warrant to the other that the person(s) signing this Lease on its behalf has full authority to do so, and that this Lease binds the Tenant. Upon request of Landlord, Tenant shall deliver to Landlord such evidence as is reasonably acceptable to Landlord of such party's authority to execute and deliver this Lease. All parties signing this Lease as "Tenant" shall be jointly and severally liable for all obligations of Tenant.

11.12         SURVIVAL.

All representations and warranties of Landlord and Tenant, the indemnities under Section 5.4, the provisions of Section 5.9 and all obligations of Tenant and Landlord with respect to Additional Rent hereunder, in each case with respect to matters and/or obligations first accruing during the Lease Term, shall survive the termination of this Lease.

11.13         SECURITY DEPOSIT.

Upon the execution of this Lease and as a condition precedent to the effectiveness of this Lease, Tenant shall deposit with Landlord the Security Deposit. Landlord may, at its option, apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant, cure any other defaults of Tenant, or compensate Landlord for any loss or damage which Landlord may suffer due to Tenant's default for which Tenant is liable under this Lease. If Landlord uses any part of the Security Deposit, Tenant will restore the Security Deposit to its full amount within 10 days after Landlord's request. No interest will be paid on the Security Deposit, no trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit, and the Security Deposit may be commingled with other funds of Landlord. Within thirty (30) days after the expiration or termination of this Lease not resulting from Tenant's default and after Tenant has vacated the Premises in the manner required by this Lease, Landlord will pay to Tenant any balance of the Security Deposit not applied pursuant to this Section. If the Security Deposit is in the form of an unconditional, irrevocable letter of credit, such letter of credit will be issued by a financial institution and in a form reasonably acceptable to Landlord. Provided that upon each such anniversary of the Rent Commencement Date, Tenant is not then in default of its obligations under this Lease beyond applicable notice and cure periods, on each of the first (1st), second (2nd), third (3rd), fourth (4th), and fifth (5th) anniversaries of the Rent Commencement Date, upon written request from Tenant, the Security Deposit shall be reduced by one-sixth, Landlord shall return $101,144.84 of the Security Deposit to Tenant, and, provided that Tenant has qualified for each such reduction, from and after the fifth (5th) anniversary of the Rent Commencement Date for the remainder of the Lease Term, the Security Deposit shall be deemed to be in the amount of $101,144.85 (provided that any and all outstanding defaults of Tenant shall be cured prior to Landlord returning any such portion of the Security Deposit to Tenant). If the Security Deposit is in the form of a letter of credit, Tenant shall deliver a replacement letter of credit or amendment to the current letter of credit in each such reduced amount and, in the case of a replacement, Landlord shall return the then current letter of credit to Tenant upon receipt of each such replacement letter of credit. Notwithstanding anything in this Section 11.13 to the contrary, in the event that Tenant fails to qualify for any such reduction in the Security Deposit due to a default beyond applicable notice and cure periods, Tenant's right to such reduction and any and all subsequent reductions provided hereunder shall be deemed to be forfeit and null and void, and the Security Deposit shall remain at its then current amount for the remainder of the Lease Term.

11.14         ACTS OF GOD.

In any case where either party is required to do any act (other than the payment of money), delays caused by or resulting from Acts of God, war, civil commotion, fire, floor or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control, shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

11.15         NO OTHER BROKERS.

Landlord and Tenant each represent and warrant to the other that the Brokers are the only agents, brokers, finders or other parties with whom it has dealt who may be entitled to any commission or fee with respect to this Lease. Landlord shall be responsible for paying the commission due to the Brokers in connection with this Lease pursuant to separate written agreements. Landlord and Tenant each agree to indemnify and hold the other party harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than the Brokers based upon dealings with that party.

11.16         LEGAL COSTS.

In any enforcement proceeding brought by either party with respect to this Lease, the non-prevailing party will pay to the prevailing party in such proceeding all costs, including reasonable attorneys' fees and court costs, incurred by such other party with respect to said proceeding and any appeals therefrom.

Tenant will pay Landlord its actual and reasonable out of pocket fees and expenses incurred in connection with any act by Tenant which requires Landlord's consent or approval under this Lease, not to exceed Two Thousand Five Hundred Dollars ($2,500).

11.17         LEASE NOT TO BE RECORDED.

Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a Notice of Lease in form as permitted by applicable law for recording or filing with the appropriate Registry of Deeds. The party requesting such Notice of Lease shall be responsible for the recording or filing thereof and all recording/filing fees associated therewith.

11.18         PATRIOT ACT.

Each party hereto shall take any actions that may be required to comply with the terms of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act"), as amended, any regulations promulgated under the foregoing law, Executive Order No. 13224 on Terrorist Financing, any sanctions program administrated by the U.S. Department of Treasury's Office of Foreign Asset Control or Financial Crimes Enforcement Network, or any other laws, regulations, executive orders or government programs designed to combat terrorism or money laundering, or the effect of any of the foregoing laws, regulations, orders or programs, if applicable, on this Lease. Each party represents and warrants to the other party that it is not an entity named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of Treasury, as last updated prior to the date of this Lease.

11.19         NON-DISCRIMINATION.

To the extent required by applicable law and/or restrictions of record, Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

11.20         LANDLORD LIEN SUBORDINATION.

Landlord hereby agrees to subordinate all statutory and contractual liens or any other so-called "landlord's lien" which it may be entitled to assert against any of Tenant's property as security for the payment of Rent or the performance of any other obligation of Tenant hereunder to the security interest of any lenders providing Tenant with leasehold or equipment financing with respect to the Premises or to any purchase money or commercial lender providing financing secured by Tenant's equipment, trade fixtures, personal property or other improvements within the Premises which are permitted to be removed at the end of the Lease Term. Simultaneously with its execution and delivery hereof, Landlord shall execute and deliver the lien subordination form attached hereto as Exhibit G. From time to time during the Lease Term, within ten (10) business days following written request from Tenant, Landlord shall deliver to any equipment lessor providing leased equipment to the Premises or to any purchase money or commercial lender providing financing secured by Tenant's equipment, trade fixtures, personal property or other improvements within the Premises which are permitted to be removed at the end of the Lease Term, a subordination in the form attached hereto as Exhibit G or in another commercially reasonable form, duly executed and acknowledged by Landlord, respecting any statutory or common law lien or security interests which Landlord may possess respecting Tenant's equipment, trade fixtures and improvements to the Premises permitted to be removed by Tenant as aforesaid.

11.21       ADDITIONAL PROVISIONS.

The exhibits attached hereto are incorporated herein by reference.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date set forth below.

Signed on , 2018

LANDLORD:

CAMPANELLI-TRIGATE 100 TCD STOUGHTON, LLC, a Delaware limited liability company

By:
Name:
Title:

Signed on , 2018

TENANT:

COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation

By:
Name:
Title:

EXHIBIT A

THE PROPERTY

LEGAL DESCRIPTION

All that certain parcel of land with the buildings thereon on Lindeloff Avenue In the Town of Stoughton, Norfolk County, Commonwealth of Massachusetts and being Lot A on the Plan entitled "Redivision Plan of Lot A and Lot D Stoughton Technology Center, North Stoughton, MA" by Gale Engineering Company, Inc. dated February 6, 1987 as most recently revised January 13, 1988 and recorded with Norfolk County Registry of Deeds as Plan No. 374 of 1988 in Plan Book 367.

Lot A is also described as the following:

Beginning at the point of intersection of the Southerly Right of Way line of Lindeloff Avenue and the Northwesterly Right of Way line of Technology Center Drive;

thence along said Northwesterly Right of Way line the following courses;

along a curve to the right having a radius of 40.00', a delta of 90-00-00, and an arc length of 62.83'; thence

S 45-31-48 E.19.61’; thence

along a curve to the right having a radius of 182.25', a delta of 41-00-00, and an arc length of 130.41'; thence

S 04-31-48 E. 384-99, thence

along a curve to the right having a radius of 605.00', a delta 37-40-48 and an arc length of 397.87; thence

S 33-09-00 W, 290.53'; thence

departing said Northwesterly Right of Way along the Easterly line of Lot D, N 45-31-48 W, 617.26' to the Southerly Line of Parcel "LA-1" (shown to be owned by the Commonwealth of Mass,); thence along said Southerly line the following courses:

N 20-55-27 E, 139.70’; thence

N 44-28-12 E, 751-93’; thence

N 45-31-48  W, 50.00 to the POINT OF BEGINNING, containing 10.07 acres, more or less.

A - 1

EXHIBIT B

THE PREMISES

Third Floor Premises:

ROOF DECK
MECHANICAL
ELEVATOR
RECEPTION
KEY
EXISTING PARTITION
NEW PARTITION
DEMOLISH PARTITION
NEW GLASS
EXISTING DOOR
NEW DOOR
DEMOLISH DOOR
BUILDING CORE
OPEN TO BELOW
SCOPE OF WORK
VACANT
MEETING/CONF.
RENTABLE SQUARE FOOTAGE
PROGRAM
NOTE: ALL FURNITURE AND WORKSTATIONS PROVIDED BY TENANT
0 2 10 20 FT.

Collegium Pharmaceutical
100 Technology Center Drive Stoughton, MA

100 TECH

Campanelli

Third Floor Fit Plan - 33,840 RSF +/-
Drawn by: NMK/KRW BKA # 217224

Date: 03/21/2018

V3

BKA ARCHITECTS

Boston + Brockton
142 Crescent Street
Brockton, MA 02302
508.583.5603
bkaarchitects.com

Second Floor Premises:

OPEN TO BELOW
(8) 6'x8' WORKSTATIONS
(4) FILES
GATHERING AREA
OFFICE 26 144 SF
SM. COLLAB 07
MED. CONF 06 175 SF
EX. OFF 08 178 SF
STOR 04 170 SF
SUPPLY 196 SF
SM. MTG 09
SM. MTG 05
CHEMICAL WASTE STORAGE 149 SF
ST-1
(2) WORK NOOKS
MED. CONF 262 SF
ANALYTICAL LAB 1,176 SF
MECHANICAL
ELEC.
MEN
WMN
ELEV-1
EXISTING SHOWERS
OPEN TO BELOW
DEA SAFE / DRUG STORAGE 360SF
LAB LOBBY
FORMULATION LAB 976 SF
ENTRY
COPY / SUPPLY
(2) WORK NOOKS 57 SF EA.
SM. COLLAB 05
(15) 6'x8' WORKSTATIONS
(4) FILES
(16) 6'x6' WORKSTATIONS
(6) FILES
OFFICE 20 139 SF
OFFICE 23 139 SF
OFFICE 21 134 SF
OFFICE 24 134 SF
OFFICE 22 134 SF
OFFICE 25 134 SF
EX. OFF 07 181 SF
LARGE CONF 04 436 SF
COAT

KEY	RENTABLE SQUARE FOOTAGE
EXISTING PARTITION	2ND FLOOR: 16,757 RSF
NEW PARTITION	3RD FLOOR: 33,840 RSF
DEMOLISH PARTITION	4TH FLOOR: 27 RSF (Dust chase only)
NEW GLASS	5TH FLOOR: 27 RSF (Dust chase only)
EXISTING DOOR	6TH FLOOR: 27 RSF (Dust chase only)
NEW DOOR	TOTAL RSF: 50,678 RSF +/-
DEMOLISH DOOR	
BUILDING CORE	
OPEN TO BELOW	
SCOPE OF WORK	
VACANT	
MEETING/CONF.	

PROGRAM

Prog.	3rd Floor	2nd Floor	Difference	Description
8	6	2	-	Exec. offices
24	19	7	+2	Offices
158	122	39	+23	Workstations 6x6
14	12	4	+2	Work Nooks
8	6	3	-	Small Conference
6	5	2	+1	Medium Conference
1	1	-	-	Xtra Large Conference
2	1	1	-	Large Conference
5	6	2	+2	Small Collaboration area
2	2	-	-	Med-Lg Collaboration area
1	-	1	-	Formulation lab (2,200 sf)
1	-	1	-	Analytical lab (2,200 sf)
1	-	1	-	Drug storage / DEA safe
1	-	1	-	Chemical Waste Storage
1	1	-	-	Cafe/Kitchen
2	1	1	-	Coffee spot
2	1	1	-	Wellness Rm
1	-	1	-	Showers (existing)
1	1	-	-	Reception
1	1	-	-	IT /Server room
1	1	-	-	IT Storage
1	1	-	-	Production Area
4	3	1	-	Storage
4	2	2	-	Supply
4	2	2	-	Coats
4	3	1	-	Copy/ Print
1	1	-	-	Secured File Storage
170	142	35	-	Shared Filing

NOTE: ALL FURNITURE AND WORKSTATIONS PROVIDED BY TENANT

0 3 10 20 FT.

N

Collegium Pharmaceutical
100 Technology Center Drive Stoughton, MA

100 TECH

Campanelli

Second Floor Fit Plan - 16,757 RSF +/-
Drawn by: TAP | BKA # 21722 | Date: 03/21/2018

V3

BKA ARCHITECTS

Boston + Brockton
142 Crescent Street
Brockton, MA 02302
508.583.5603
bkaarchitects.com

OPEN TO BELOW
(8) 6'x8' WORKSTATIONS
(4) FILES
GATHERING AREA
OFFICE 35 140 SF
SM. COLLAB 07
(2) WORK NOOKS 53 SF EA.
SM.MTG. 05 98 SF
SM.MTG. 06 98 SF
MED.CONF 05
MED.CONF 06 175 SF
STOR. 04 170 SF
SUPPLY 196 SF
EX.OFF 08 178 SF
WELL
SM.MTG. 07
ST-1
CHEMICAL WASTE STORAGE 149 SF
ANALYTICAL LAB 1,175 SF
DEA SAFE / DRUG STORAGE 362SF
LAB LOBBY
FORMULATION LAB 975 SF
(2) WORK NOOKS 57 SF EA.
COPY / SUPPLY
SM. COLLAB. 06
(15) 6'x8' WORKSTATIONS
(4) FILES
(16) 6'x8' WORKSTATIONS
(6) FILES
OFFICE 20 139 SF
OFFICE 23 139 SF
OFFICE 21 134 SF
OFFICE 24 134 SF
OFFICE 22 134 SF
OFFICE 25 134 SF
MECHANICAL
ELEC.
EXISTING SHOWERS
WMN
MEN
ST-3
ELEV-1
ENTRY
OPEN TO BELOW
EX.OFF 07 181 SF
LARGE CONF.04 424 SF
LAB AREA

KEY	
	EXISTING PARTITION
	NEW PARTITION
	DEMOLISH PARTITION
	NEW GLASS
	EXISTING DOOR
	NEW DOOR
	DEMOLISH DOOR
	BUILDING CORE
	OPEN TO BELOW
	SCOPE OF WORK
	VACANT
	MEETING/CONF.

RENTABLE SQUARE FOOTAGE

2ND FLOOR: 16,757 RSF

3RD FLOOR: 33,840 RSF

4TH FLOOR: 27 RSF (Duct chase only)

5TH FLOOR: 27 RSF (Duct chase only)

6TH FLOOR: 27 RSF (Duct chase only)

TOTAL RSF: 50,678 RSF +/-

PROGRAM

Prog.	3rd Floor	2nd Floor	Difference	Description
8	6	2	-	Exec. offices
34	19	7	+2	Offices
136	122	39	+23	Workstations 6x8'
14	12	4	+2	Work Nooks
8	6	2	-	Small Conference
6	5	2	+1	Medium Conference
1	1	-	-	Xtra Large Conference
2	1	1	-	Large Conference
5	6	2	+2	Small Collaboration area
2	2	-	-	Med-Lrg Collaboration area
1	-	1	-	Formulation lab (3,200 sf)
1	-	1	-	Analytical lab (2,200 sf)
1	-	1	-	Drug storage / DEA safe
1	-	1	-	Chemical Waste Storage
1	1	-	-	Cafe/Kitchen
2	1	1	-	Coffee spot
2	1	1	-	Wellness Rm.
1	-	1	-	Showers (existing)
1	1	-	-	Reception
1	1	-	-	IT / Server room
1	1	-	-	IT Storage
1	1	-	-	Production Area
4	3	1	-	Storage
4	2	2	-	Supply
4	2	2	-	Coats
4	3	1	-	Copy/ Print
1	1	-	-	Secured File storage
170	142	28	-	Shared Filing

NOTE: ALL FURNITURE AND WORKSTATIONS PROVIDED BY TENANT

0 5 10 20 FT.

N

Collegium Pharmaceutical
100 Technology Center Drive Stoughton, MA

100 TECH

Campanelli

Second Floor "LAB AREA" - 3,712 RSF +/-

Drawn by: TAP/MMK BKA # 217224 Date: 03/21/2018

V3

BKA ARCHITECTS

Boston + Brockton
142 Crescent Street
Brockton, MA 02302
508.583.5603
bkaarchitects.com

EXHIBIT B-1

PARKING

B-1 - 1

EXHIBIT C

LANDLORD'S WORK

Subject to Tenant's payment of any Excess Costs, Landlord shall perform a "turn-key" build-out of the Premises (including without limitation permitting fees and architectural and engineering fees) in accordance with the fit up plans attached hereto as Exhibit B and the outline specifications attached hereto as Exhibit C-1 (the "Outline Specifications") using Building standard colors, materials and finishes, except as otherwise expressly set forth below.

C - 1

EXHIBIT C-1

OUTLINE SPECIFICATIONS

(follow this page)

C-1 - 1

EXHIBIT C -1 – Landlord’s Work

Outline Specification

For Tenant Improvements

Provided by Landlord

For

Collegium Pharmaceutical

Labs & Offices

50,678 RSF

At

100 Tech

2nd & 3rd Floors

100 Technology Center Drive

Stoughton, MA

Collegium Pharmaceutical

Labs & Offices

General

Architect: Owner's Interior Design Architect is BKA Architects Inc. (BKA) and they have prepared Preliminary Schematic Plans listed below. The Schematic Plans shall be the basis for development of construction drawings necessary to build the Tenant Improvements. Landlords Architect BKA Architects Inc. and they shall produce the construction drawings.

General Contractor: The General Contractor shall be Campanelli Associates Construction Corporation.

The General Contractor shall furnish all materials and perform all work necessary to complete the construction and execution of Landlord's Work to the Premises and to render Premises acceptable for occupancy by the Tenant. Landlord's Work shall include furnishing architectural, engineering and construction contracting services in strict accordance with Landlord's Work and any future approved changes thereto.

Tenant shall appoint an individual as Tenant's Representative to make decisions, changes to plans and provide approvals. No extra work, change, amendment, revision or other directive shall be made unless so ordered and authorized in writing by Tenant’s Representative and Landlord's representative.

Preliminary Schematic Plans;

Entitled “Collegium Pharmaceutical”, Second & Third Floor fit Plans, Sheet V3, Dated March 21, 2018, produced by BKA Architects

Note: Some Walls and Doors may be adjusted on the final plans to accommodate openings, building systems or tenant requirements.

Existing Improvements: The proposed work includes re-use of existing improvements. These improvements shall include but not be limited to electrical fixtures and equipment, HVAC equipment, walls, doors, among others. All existing improvements that are to be re-used shall be repaired or refinished and placed in good serviceable condition in accordance with Landlord's work.

Finishes: Landlord will present carpet samples for Tenant's selection. After Tenant selects the carpet, Landlord's Architect shall prepare  a collection of material samples demonstrating up to three (3) combinations of finishes and colors for the various materials including wall, trim, paint colors, wall base, and VCT coordinated to the selected carpet. These finish samples shall be provided to Tenant for selection and approval. The final approvals by Tenant shall be incorporated as part of Landlord's work.

The following Outline Specification represents Landlord's Work and corresponds to the Preliminary Schematic Plans listed above.

Collegium Pharmaceutical

Labs & Offices

The following tenant improvements shall be constructed substantially as shown on the Preliminary Schematic Plans prepared by the Landlord's Architect, and as more specifically described below.

1.         Interior Partitions

Interior Partitions as shown on plans' prepared by the Landlord's Architect

A.   All new interior partition walls will be constructed of 3- 5/8" wide, steel studs, channels and tracks with 5/8” gypsum wallboard mounted to each side of the partition, unless otherwise shown on construction drawings.

B.   All wallboard joints shall be reinforced with wall board tape and filled with joint compound. Wallboard shall be furnished in 48 inch width and lengths; as will result in a minimum number of joints.

C.   Unless otherwise identified on construction drawings, all interior partitions will receive 4" vinyl wall base, color as selected by Tenant from Landlord provided samples.

D.   Unless otherwise specified, all new interior partitions at offices and related spaces will be constructed to 6"  above the ceiling height. New demising walls shall extend to the deck above.

E.   New partitions will be constructed with fiberglass sound insulation, full height within wall cavity.

F.    Existing partitions and other walls to remain are to be repaired to remove imperfections, refinished if required to provide a consistent finished surface.

2.          Interior Glass

A.  Interior glass side-lites, approximately 2'-6”+- wide and door height, with single tempered glass in KD steel frames shall be provided. Side-lite width may vary subject to dimensional restrictions. Side-lites shall be provided as shown on the schematic plans.

B.  Interior glass-lites at Lab windows shall be single tempered glass in welded frames. Three (3) windows at Approx. 5' X 4'.

3.          Interior Doors

Interior Doors to be provided as shown on plans' prepared by the Landlord's Architect

A.   All new interior doors shall be building standard 3’-0"+- wide, 1-3/4" thick by 7'-0" tall solid core, pre- finished clear birch or clear plain sliced red oak veneer doors or equal set in painted hollow metal frames or as shown on the construction documents. Door width may vary based dimensional restrictions.

B.   All new interior doors will be set in building standard hollow metal frames (painted).

C.   Existing entrance doors from  3rd floor lobby to Tenant's premises will remain. On the 2nd floor  a new set of building standard double doors (red oak or white birch) with full glass lights will be installed at the primary entrance to Tenant’s 2nd floor suite.

D.   Hardware at all new doors will be building standard commercial duty, Best Brand or equal, non-mortised, compatible with Best Brand cores and shall include stainless steel finish matching building standards. Non- locking passage sets will be installed at all new door locations. If requested by tenant, locksets can be installed on any office door with construction cores only. Final cores and keying by Tenant.

E.   Existing doors remaining per plan with existing hardware to remain shall be touched up to remove minor imperfections.

Collegium Pharmaceutical

Labs & Offices

4.          Ceilings

A.  Ceilings shall be building standard 24" x 24"x 5/8” “Dune” acoustic tile by Armstrong or equal, on 9/16" suspended metal grid at existing height, or as noted on the construction drawings.

B.  Acoustical materials shall be installed in accordance with procedure endorsed by Acoustical and Insulating Materials Association.

5.          Flooring

A. Commercial Carpet. Carpet material shall be glue-down, carpet tile, color strand nylon, 22 oz  / sy minimum and manufactured by Mohawk, Mannington or Shaw Industries or as selected by Tenant from Landlord provided samples. A 4" vinyl base at all walls shall be provided.

a.     Locations: Carpet shall extend in all space as noted on plans other than the areas receiving VCT as listed below.

B.  Vinyl Composition Tile (VCT), 12" x 12" x 1/8" vinyl composition tile equal or similar to Excelon by Armstrong. Up to three color, set at pattern identified by the Architect, with colors as selected by Tenant from Landlord provided samples.

a.     Locations: Storage, IT Storage, IT, Each Supply room, Coffee, Each Kitchen and Labs

6.          Millwork/Cabinetry

Millwork to be provided as shown on plans prepared by the Landlord's Architect and identified below;

A.	Location:	Café 2nd Floor
Typical Base and Upper cabinet with Counter Top, not to exceed 14 linear feet.

	Spec.:	User Side – Flush drawers and doors with cabinet flush panel design, standard plastic laminate finish. Counter – Plastic laminate surface material Interior – Plastic laminate surface material w/ single 1/2 shelf

B.	Location:	Coffee(3rd Floor) & Gathering Area(2nd floor)
Typical Base and Upper cabinet with Counter Top, not to exceed 10 linear feet each room.

	Spec.:	User Side – Flush drawers and doors with cabinet flush panel design, standard plastic laminate finish. Counter – Plastic laminate surface material Interior – Plastic laminate surface material w/ single 1/2 shelf.

C.	Location:	Print/Copy Areas (Four Total)

Collegium Pharmaceutical

Labs & Offices

Typical Base and Upper cabinet with Counter Top, not to exceed 42 linear feet in total.

Spec:	User Side – Flush drawers and doors with cabinet flush panel design, standard plastic laminate finish
Counter – Plastic laminate surface material
Interior – Plastic laminate surface material w/ single 1/2 shelf

7.         Painting

A.  Painting; All interior partition walls, door frames and trim shall be painted  a primer and two (2) finish coats, colors, not to exceed a total of two (2) wall colors per Office, Conference room, and no more than two (2) wall colors in the Open Office area with no more than three (3) colors in the entire premises. Tenant shall select final color scheme from Landlord provided finish boards.

B.  New wood veneer doors shall be factory finished. Existing wood veneer doors to receive a light sand and clear coat sealer as required. All wood veneer doors to match as close as possible given natural variations encountered in the wood veneers.

C.  Drywall ceilings (if present) shall be paint finished, color ceiling white.

8.         Plumbing

A.  Common toilet areas shall be provided for both sexes on each floor.

B.  Three (3) stainless steel, single bowl sinks and faucets shall be provided at the areas located on the plan (Café, Gathering Area and Coffee.

C   Hot water will be supplied from common area hot water heater or if not available from point of source water heaters (electric) installed in base cabinet below sink or above the ceiling in the tenant lease area.

9.         HVAC

A.  General Description of HVAC Systems: The spaces within the building are mechanically heated, cooled and ventilated, where required, in accordance with applicable codes and good practice. Tenant's premises shall be served by the buildings HVAC systems.

a     The heating system is a hydronic type with gas fired multi-section boilers located in the penthouse. Heating water is pumped down through the building to  a hydronic loop on each floor which is connected to fan powered air terminals with hot water heating coils at perimeter areas.

b.    The air conditioning (AC) system consists of an open cooling tower on the roof which supplies condenser water to water-cooled AC units on each floor. The AC units are variable air volume (VAV) type with a waterside economizer option. There are two units on the second & third floors. Each terminal device serves  a dedicated zone which ranges in size and area of coverage.

B.  Supply and Return Air Distribution System

a.    The ventilation system consists of a roof mounted unit that has a gas heating section to temper the outside air during the winter months. The design capacity of the unit is 20,000 CFM which can support  a total building occupancy of approximately 1,600 people based on current code requirements.

b.    The Premises are served by multiple VAV / terminal devices units. Each device serves one zone.

Collegium Pharmaceutical

Labs & Offices

c.    Terminal devices include fan powered units and vary air flow volume in response to the demands of each zone. Fan powered units typically include re-heat coils and primarily serve perimeter zones. All zone devices will be tested and placed in good working condition.

d.    Existing zones to remain with distribution ductwork modified to serve the new layout. Ductwork shall be distributed to serve all occupied spaces. New supply air ductwork is to be thermally insulated.

e.    Return air circulated via a return air plenum.

C.   Automatic Temperature Controls

a.    The building will be equipped with  a new computer based energy management system (EMS) providing automatic temperature controls that will control multiple functions/systems to maintain efficient environmental conditions at all times. Zones are controlled to specified temperature by the energy management system through local thermostats / zone sensors.

D.   HVAC Specialty. Spaces  / Systems

a.   Any other specialty cooling, ventilation or exhaust that maybe required for Tenant's equipment or processes is not included as part of this project. If desired by Tenant, all costs for the design and construction will be paid for by Tenant.

b.   Dedicated cooling of Tenant's IT server room is dependent on the needs of the equipment and is not included. If desired by Tenant, all costs for the design and construction will be paid for by Tenant.

10.        Electrical

A.   Electrical; Electric service is sourced from a Utility company provided, pad mounted transformer, feeding main switch gear sized for  a 2,500 amp Main Switchboard in the Main Electric room. Power from this switchboard is distributed to floor electric rooms containing 277/480V and 120/208V distribution panels for tenant use

B.   Building power shall be provided to the tenant space, sufficient to provide four (4) watts of power per usable square foot for tenants lighting and receptacles. 480/277 volt electrical panels, transformers serving 208/120 volt electric panels will be provided for the Tenant's Use. Electric panels may be wall mounted in the tenant's leased space. Tenant's transformer may be mounted above the ceiling within close proximity of the electric panels.

C.   General illumination in Office areas, Break room and other related areas which are to receive suspended ceilings will be provided through newbuilding standard 2'  x  2- and/or 2’ x 4', recessed, LED fixtures.

D.   Light switching where possible and practical at new areas shall be by occupant sensors.

E.   Receptacles and general electrical power shall be provided as follows;

a.    Offices to receive  a minimum of (3) standard duty, wall mount 120 volt duplex receptacles.

b.    Printer Area locations identified on the plan shall be provided with one (1) 20 AMP dedicated quad receptacle and one (2) standard duty, wall mount, 120 volt duplex receptacle.

c.    The Café  & Gathering Area shall be provided with (1) standard duty, wall mount, 120 volt duplex receptacles, (2) counter top standard duty, wall mount 120 volt duplex receptacles with GFI and (1) 20 amp dedicated receptacles for refrigerators.

d.    Coffee Area shall be provided with (1) standard duty, wall mount, 120 volt duplex receptacles, (2) counter top standard duty, wall mount 120 volt duplex receptacles with GFI

e.    A total of 11 Floor boxes shall be located in the following Locations

i.     (2) Extra Large conference Room

Collegium Pharmaceutical

Labs & Offices

ii.    (7) Medium Conference Room

iii.   (2) Large Conference Room

f.    Ten (13) wall mounted recessed outlet and blocking for Tenant's flat screen monitor shall be provided for the below locations. The wall blocking at this locations will be approximately 2'  x 2'. Tenant shall provide location.

i.     (2) Extra Large Conference Room

ii.    (2) Large Conference Rooms

iii.   (7) Medium Conference Rooms

iv.   (2) Cafe & Gathering Area

F.    Emergency lighting shall be provided in accordance with state and local codes.

G.   A fire alarm system shall be provided per state and local code requirements.

H.   Telephone and Data Communications

a.   All wiring, equipment and termination connections are by tenant's vendor.

b.   Landlord shall provide (1) box with pull string at all new hard walled spaces or rooms.

I.    Other electrical wiring: Additional dedicated circuits, outlets or devices may be provided at Tenants cost.

11.        Fire Protection

A.   Fire sprinkler system shall be wet-type covering the entire building and in tenant areas in accordance with requirements of local codes and local fire department. Existing drop down exposed chrome pendant sprinkler heads with chrome escutcheons and/or concealed heads shall remain.

B.  Fire Alarm  -  A fire alarm control panel serves the building and shall be connected to Tenant's fire alarm devices. Fire alarm devices shall be installed in accordance with the requirements of local codes as approved by the local governing fire department

C.   The Fire alarm includes alarm monitoring.

12.        Specialties

A.   Window Blinds: Building standard, Rollease Acmeda Skyline Series Clutch Operated Systems

13.        Lab AREA

A.   The Lab Area shown on "Exhibit B - Lab Only Fit Plan" shall be constructed on an open book basis at Tenant's cost less Landlord's contribution of up to $240,000 as further described in the Lease.

B.   Landlord anticipates completion of the following scope of work in the Lab Area as shown on the Preliminary Schematic Plans at Tenant's cost using building standard finishes:

a.    Demolition of existing space.

b.    Doors, Frames & Hardware

c.    Stud walls and drywall

d.    VCT Flooring and vinyl base

e.    Glass for 3 windows w/hollow metal frames

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Labs & Offices

f.     Acoustical ceilings

g.    Painting

h.    Electric: LED Lighting and Duplex Outlets (Qty of 50 outlets)

i.     Sprinkler Work

j.     Standard Building HVAC

k.    Plumbing: One Eye Wash and two (2) sinks per building plumbing standard.

C.   Landlord anticipates completion of the following specialized scope of work in the Lab Area as shown on the Preliminary Schematic Plans at Tenant’s cost:

a.    Installation of one 2-hour rated duct shaft extending from the Lab Area to the roof through the 3rd, 4th, 5th and 6th floors. The duct shaft will be sized to accommodate the installation of four (4) 12" diameter PVC ducts.

b.    Installation of three (3)12" PVC exhaust ducts and one (1) 12" PVC make up air duct within the duct shaft.

c.    Installation of three (3) roof top exhaust fans and connection to exhaust ducts at the roof. The exhaust fans will be Greenheck Vektor-H or equal and sized to provide 1,163 CFM of exhaust for each of three (3) tenant-supplied fume hoods.

d.    Installation of one (1) roof top make up air unit and connection to make up air duct at the roof. Make up air unit will be sized to accommodate the exhaust requirements of the three (3) tenant- supplied fume hoods.

e.    Installation of Lab Case Work & Lab Benches.

D.   The following specialized scope of work in the Lab Area will be completed by Tenant or Tenant’s service providers at Tenant's cost:

a.    Purchase and installation of all floor mounted or desk top laboratory equipment including any specialty power cords and electrical outlets required for such equipment.

b.    Purchase and installation of fume hoods including specialty power requirements, controls and connection to exhaust ducts.

c.    Purchase and installation of tenant's water treatment system

d.    Purchase and installation of Carbon/HEPA Filter modules, if any

14.        GENERAL NOTES

A.   Telecommunications and data wiring or systems, furnishings, workstations, appliances (refrigerator, microwave oven,...), video /  conference equipment, flat panel monitors, floor mounted electric devices, security systems, door access  & security systems, dedicated HVAC requirements or other equipment are not included

B.   Exterior entry doors to building shall be equipped with  a DSX, HID Proximity Card (or equal) access system at exterior building lobby doors for after hour access. Tenant may program their own compatible access system to operate exterior doors and elevator access controls subject to Landlords approval. Tenant's vendor to coordinate and confirm system compatibility.

C.   Entry to tenant space shall be controlled via DSX, HID Proximity Card (or equal). This shall be provided at each location by Owner with access to common space, estimated as  3 doors into common atrium space. Proximity Cards or Fobs are by tenant. Final determination of entry doors will be based on architect plan to be completed.

Collegium Pharmaceutical

Labs & Offices

15.        TENANT SPECIFIC IT EQUIPMENT ROOM

Tenant Specific IT Equipment Room

A.   HVAC system shall be building standard with no additional cooling.

B.   Electrical Requirements will be provided as specified below.

i.     Dedicated Direct 208 line to UPS system (UPS provided by tenant).

ii.    Secondary “Bypass” panel after UPS

C.   Fire Proofing

i.     Fire caulking for all penetrations.

ii.    One 2 hour door to be provided to the room.

iii.   Fire extinguisher to be provided in IT room.

iv.   Fire Sprinkler systems to be tied to building sprinkler system, alternative fire protection is not included.

The following items are the responsibility of the tenant and have NOT been included in the IT Room upgrades or turnkey buildout.

1.    Data wiring (Cat  6) throughout tenant space including IT room.

2.    Servers, UPS Systems, battery backups or specialty equipment.

3.    Racks, wire tracks, specialty. cabinets.

EXHIBIT C-2
TENANT'S SPECIALTY EQUIPMENT AND INFRASTRUCTURE

The following items shall be removed by Tenant from the Premises at or prior to the end of the Lease Term in accordance with the terms of Section 5.10 of the Lease, provided that if no such items are listed below upon execution of this Lease, then the list of such items shall be determined by the parties in connection with the design process for the Lab Area.

[TBD]

C-2 - 1

EXHIBIT D
RULES AND REGULATIONS

1.          The following Rules and Regulations have been formulated for the safety and wellbeing of all Tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every Tenant will enjoy a safe and undisturbed occupancy in the Building in accordance with the Lease. Any continuing violation of these Rules and Regulations by a Tenant, after the applicable notice and cure period, shall constitute an Event of Default under the Lease, at the option of the Landlord.

2.          The sidewalks, entrances, loading dock, atrium, elevators, vestibules, stairways, corridors, or other parts of the Building not occupied by any Tenant shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress and to from the Premises. The Landlord shall have the right to control and operate and public portions of the Building and the facilities furnished for common use of the Tenants, in such manner as the Landlord deems best for the benefit of the Tenants generally.

3.          No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord.

4.          No bicycles, vehicles or animals, birds or pets of any kind (other than service animals) shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on the Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or penetrate from the Premises.

5.          No inflammable, combustible or explosive fluid, chemical or substance shall be kept upon the Premises.

6.          No additional locks or bolts of any kind shall be places upon any of the doors, nor shall any changes be made in existing locks or the mechanism thereof to the doors leading to the corridors or main halls. All entrance doors shall be kept closed during business hours except as they may be used for ingress or egress. Each Tenant shall, upon the termination of his tenancy, restore to the Landlord all keys either furnished to, or otherwise procured by such Tenant and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof

7.          No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except in the manner and during the times approved by Lessor. Lessee shall obtain Lessor's determination before moving said property into the Building. All moving of furniture, equipment, and other material within the public areas shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same. Lessor shall have the sole right to determine if Lessee's property can be safely transported in the elevators.

8.          The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or security service. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 PM and 7:00 AM, Monday through Friday, and on Saturdays after 1:00 PM to register. Each Tenant shall be responsible for all persons for whom they authorize entry into or exit out of the Building.

9.          The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purposes.

10.        Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

D - 1

11.       Landlord does not maintain suite finishes which are non-standard, such as bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenant's expense.

12.        All Tenants and visitors are expected to observe all safety features and traffic laws at the property which include:

•	A speed limit of 20 m.p.h.
•	All stop signs are to be obeyed
•	Automobiles are not be left in the roadway at anytime
•	Automobiles are not to be left in the parking lot overnight or weekends.
•	Automobiles should be parked within marked lanes. Reserved parking and parking for the handicap signs should be respected.

13.        Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor.

14.        Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord.

15.        Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building.

16.        Tenant shall not operate any cooking apparatus (except for coffee making equipment, a microwave oven, a standard size refrigerator and a sink), or locate any vending machines, in the Premises.

17.        The Premises shall be designated a non-smoking area and Tenant will comply, and cause its employees and invitees to comply, with Building regulations regarding non-smoking areas.

18.        Landlord may, upon request by any Tenant, waive the compliance by such Tenant of any of the foregoing Rules and Regulations, provided that:

(i)   No waiver shall be effective unless signed by Landlord or Landlord's authorized agent.

(ii)  Any such waiver shall not relieve such Tenant from the obligation to comply with such Rules or Regulations in the future unless expressly consented to by Landlord, and;

(iii) No waiver granted to any Tenant shall relieve any other Tenant from the obligation of complying with the foregoing Rules and Regulations unless such other Tenant has received a similar waiver in writing from Landlord.

D - 2

EXHIBIT E
CLEANING SPECIFICATIONS

A.           Premises

Daily on Business Days:

1.            Empty and clean all waste receptacles and remove waste material from the Premises; wash receptacles as necessary.

2.            Sweep and dust mop all uncarpeted areas using a dust treated mop.

3.            Spot vacuum all rugs and carpeted areas.

4.            Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

5.            Wash clean all water fountains.

6.            Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

Weekly:

Vacuum all rugs and carpeted areas.

Quarterly:

Render high dusting not reached in daily cleaning to include:

1.            Dusting all pictures, frames, charts, graphs and similar wall hangings.

2.            Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

3.            Dusting all pipes and high moldings.

B.            Lavatories

Daily on Business Days:

1.            Sweep and damp mop floors.

2.            Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushmeters, pipes and toilet seat hinges.

3.            Wash both sides of all toilet seats.

4.            Wash all basin, bowls and urinals.

5.            Dust and clean all powder room fixtures.

6.            Empty and clean paper towel and sanitary disposal receptacles.

7.            Remove waste paper and refuse.

8.            Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

9.            A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1.            Machine scrub lavatory floors.

2.            Wash all partitions and tile walls in lavatories.

C.            Main Lobby, Building Exterior and Corridors

Daily on Business Day:

1.            Sweep and wash all floors.

2.            Wash all rubber mats.

3.            Clean elevators, wash or vacuum floors, wipe down walls and doors.

4.            Spot clean any metal work inside lobby.

5.            Spot clean any metal work surrounding building entrance doors.

Monthly:

All resilient tile floors in public areas to be treated equivalent to spray buffing.

E - 1

Bi-annually:

Windows washed inside and outside — weather permitting.

D.           Miscellaneous Services

Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

E - 2

EXHIBIT F

FORM OF SNDA

LEASE SUBORDINATION, ATTORNMENT AND
NON-DISTURBANCE AGREEMENT

This Lease Subordination, Attornment and Non-Disturbance Agreement (hereinafter, the "Agreement") is made this              day of               , 20  , by and among CAMPANELLITRIGATE 100 TCD STOUGHTON, LLC, a Delaware limited liability company (hereinafter, the "Landlord" or "Borrower"), with an address of 1 Campanelli Drive, Braintree, Massachusetts 02184, COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation (hereinafter, the "Tenant"), with a current address of 780 Dedham Street, Suite 800, Canton, MA 02021, Attention: CEO, and on and after the Possession Date under the Lease, at the Demised Premises, Attention: CEO, and NEEDHAM BANK (hereinafter, the "Mortgagee"), having an address at 1063 Great Plain Avenue, Needham, Massachusetts 02492.

Introductory Provisions

A.           Mortgagee is relying on this Agreement in connection with a loan (hereinafter, the "Loan") made by Mortgagee to Borrower, secured by, among other things, a certain Mortgage and Security Agreement dated as of March 27, 2017 (hereinafter, the "Mortgage") given by Borrower covering property located at 100 Technology Center Drive, Stoughton, Norfolk County, Massachusetts (hereinafter, the "Property").

B.           Tenant is the holder of and tenant under that certain lease (hereinafter, the "Lease") dated                                 , 2018, made with Landlord covering certain premises (hereinafter, the "Demised Premises") at the Property.

C.           Mortgagee, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Mortgagee will rely hereon in making and maintaining the Loan, Mortgagee, Landlord, and Tenant agree as follows:

1.            The Lease and the rights of Tenant thereunder are subordinate to the Mortgage and any renewal, substitution, extension or replacement thereof and each advance made thereunder as though said Mortgage, and each such renewal, substitution, extension, and replacement were executed, recorded and the advance made before the execution of the Lease.

2.            So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed, (i) Tenant's occupancy of the Demised Premises shall not be disturbed by Mortgagee in the exercise of any of its rights under the Mortgage during the term of the Lease or any extension or renewal thereof, made in accordance with the terms of the Lease, and (ii) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage.

3.            In the event any proceedings are brought for the foreclosure of the Mortgage, or if the Property or the Demised Premises are sold pursuant to the power of sale under the Mortgage, Tenant shall attorn to the purchaser upon any such foreclosure sale and shall recognize such purchaser thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any commercially reasonable instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that to Tenant's knowledge, no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

4.            If Mortgagee shall succeed to the interest of Landlord under the Lease, or if any purchaser acquires the Property, or the Demised Premises, upon any foreclosure of the Mortgage, Mortgagee or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed or observed that the Landlord had or would have had if Mortgagee or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Mortgagee or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Mortgagee, or such purchaser, have the same remedies against Mortgagee, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee or such purchaser had not succeeded to the interest of Landlord; provided, however, that Mortgagee or such purchaser shall only be bound during the period of its ownership, all Tenant claims shall be satisfied only out of the interest, if any, of Mortgagee or such purchaser in the Property, and Mortgagee and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord), other than an ongoing nonmonetary default; or (b) liable for or incur any obligation with respect to the initial construction of the Property or any subsequent improvements therein, provided that Tenant shall have the right to perform and/or complete any such construction provided for in the Lease, provided further that Tenant shall use commercially reasonable efforts to minimize disruption to the business of the other tenants and occupants of the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord) except as specifically set forth in the Lease; or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord) not actually received by Mortgagee; or (e) bound by or responsible for any security deposit or prepaid rent not actually received by Mortgagee; or (f) liable for or incur any obligation with respect to any breach of warranties of any nature made by any prior landlord (including the Landlord under the Lease, including without limitation, any warranties respecting use, compliance with zoning, landlord's title, landlord's authority, habitability and/or fitness for any purpose, or possession; or (g) liable for consequential damages.

5.           Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of the Landlord under the Lease, or any subsequent Landlord, in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed.

6.           Tenant agrees to provide Mortgagee with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) intentionally deleted, or (b) if the default is curable by Mortgagee, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been mailed, postage prepaid, to Landlord at Landlord's address, and to Mortgagee at its address stated in (or pursuant to) Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within said thirty-day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage) but not to exceed ninety (90) days total, if Mortgagee gives Tenant written notice of Mortgagee's election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Mortgagee shall have no obligation to cure any default under the Lease.

7.           Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered by United States mail, registered or certified, postage fully prepaid, return receipt requested, or by recognized courier service addressed to the party to whom it is being given at its address set forth above, or such other address as such party may have specified theretofore by notice delivered in accordance with this sentence. Any such notice shall be deemed to have been given and received on the date delivered or that delivery is refused, in each case during normal business hours as herein provided.

8.           This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

9.          In the event the Mortgagee notifies Tenant of an Event of Default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee (a "Rent Notice"), Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to the Mortgagee. Tenant shall be entitled to rely upon any Rent Notice and Tenant shall not be responsible for determining whether such an Event of Default exists or whether the Rent Notice was signed by an authorized officer or representative of Mortgagee. Any payment made by Tenant pursuant to a Rent Notice shall receive full credit under the Lease.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MORTGAGEE:
NEEDHAM BANK

By:
Name:	Patrick Lee
Title:	Senior Vice President

TENANT:
COLLEGIUM PHARMACEUTICAL, INC.

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

                                     , ss.

On this date,                                    , 2018, before me, the undersigned notary public, personally appeared                                             , the                                                     of Collegium Pharmaceutical, Inc., a Virginia corporation, proved to me through satisfactory evidence of identification, which were to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the free act and deed and voluntary act of such corporation.

Notary Public
My commission expires:

COMMONWEALTH OF MASSACHUSETTS

                                    , SS.

On this date,                                    , 2018, before me, the undersigned notary public, personally appeared Patrick Lee, Senior Vice President of Needham Bank, a corporation, proved to me through satisfactory evidence of identification, which were                                                           to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the free act and deed and voluntary act of Needham Bank.

Notary Public
My commission expires:

CAMPANELLI-TRIGATE 100 TCD STOUGHTON, LLC as Landlord under the Lease, and Mortgagor under the Mortgage, agrees for itself and its successors and assigns that:

The above agreement does not:

i.          constitute a waiver by Mortgagee of any of its rights under the Mortgage or any of the other Loan documents; or

ii.         in any way release Mortgagor or Borrower from their obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and other Loan documents;

iii.        The provisions of the Mortgage remain in full force and effect and must be complied with by Borrower; and

iv.        Following an Event of Default under the Mortgage, Tenant may pay all rent and other sums due under the Lease to Mortgagee as provided for above and Tenant shall have no liability whatsoever for performing in accordance with a Rent Notice.

[Landlord's signature appears on following page]

CAMPANELLI-TRIGATE 100 TCD STOUGHTON, LLC,
a Delaware limited liability company

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

                           , SS.

On this date,                                                    , 2018, before me, the undersigned notary public, personally appeared                                    , as                                                    of Campanelli-Trigate 100 TCD Stoughton, LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, which was                                                    to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose and as his free act and deed on behalf of Campanelli-Trigate 100 TCD Stoughton, LLC.

Notary Public
My commission expires

EXHIBIT G

FORM OF LANDLORD'S LIEN SUBORDINATION

LANDLORD LIEN SUBORDINATION AND CONSENT TO REMOVAL OF PERSONAL PROPERTY

(a)         The undersigned ("Landlord") has an interest in the real property at the location described on Attachment 1 (the "Real Property"): SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as 100 Technology Center Drive, Stoughton, Massachusetts 02072.

(b)         COLLEGIUM PHARMACEUTICAL, INC. ("Borrower"), whose address is 100 Technology Center Drive, Stoughton, Massachusetts 02072, has entered into a Loan and Security Agreement with Silicon Valley Bank ("Bank") dated as of August 28, 2012, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2014, by and between Borrower and Bank, as amended by that certain Assumption and Second Amendment to Loan and Security Agreement dated as of August 12, 2014, by and between Borrower and Bank, as amended by that certain Third Amendment to Loan and Security Agreement dated as of September 25, 2014, by and between Borrower and Bank, as amended by that certain Fourth Amendment to Loan and Security Agreement dated as of October 31, 2014, by and between Borrower and Bank, as amended by that certain Consent and Fifth Amendment to Loan and Security Agreement dated as of December 31, 2015, by and between Borrower and Bank, and as further amended by that certain Consent and Sixth Amendment to Loan and Security Agreement dated as of January 9, 2018, by and between Borrower and Bank (as amended, restated, or otherwise modified from time to time, the "Loan Agreement"). As a condition to entering into the Loan Agreement, Bank requires that Landlord consent to the removal by Bank of the personal property serving as collateral for Borrower's obligations to Bank under the Loan Agreement, such personal property being more particularly described on Attachment 2 attached hereto (hereinafter called "Collateral") from the Real Property. For purposes of this Agreement, the term "Collateral" shall exclude any of Borrower's personal property which is attached to the Real Property in such a manner that it constitutes a "fixture" as defined in the Uniform Commercial Code. Capitalized terms used but not defined in this agreement shall have the meanings given to them in the Loan Agreement.

NOW, THEREFORE, Landlord consents to the placing of the Collateral on the Real Property, and agrees with Bank as follows:

1.           Landlord subordinates to Bank's security interest in the Collateral any and all of Landlord's claims, demands and liens of every kind and nature against the Collateral under applicable law or by virtue of the lease for the Real Property now in effect (the "Lease"), to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Collateral that is located on the Real Property and Landlord shall not assert such claims or demands until all of Borrower's obligations to Bank under the Loan Agreement have been paid in full.

2.           The Collateral shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property. Landlord shall provide prompt written notice to Bank of any early termination or expiration of the Lease or any abandonment of the Real Property by Borrower.

3.           So long as Borrower remains in possession of the Real Property, Landlord will not dispose of any of the Collateral nor assert any right or interest therein. If any Collateral remains on the Real Property after Borrower has vacated the Real Property (whether upon early termination or expiration of the Lease or abandonment of the Real Property or otherwise), Landlord (i) will not dispose of any of the Collateral nor assert any right or interest therein unless Bank has had a reasonable period of time (in any case, not less than 20 days after Bank has knowledge that Borrower has vacated the Real Property) to exercise Bank's rights in and to the Collateral, and (ii) will permit Bank, or its agents or representatives, upon two business days' prior written notice by Bank to Landlord, to enter upon the Real Property during normal business hours during such 20 day period for the purpose of exercising any right Bank may have under the terms of the Loan Agreement, at law, or in equity, including, without limitation, the right to remove the Collateral, to inspect or remove the Collateral, or any part thereof, from the Real Property (but for no other purpose). Bank shall not conduct any auctions or sales of the Collateral in the Premises or otherwise on the Real Property.

If any order or injunction is issued or stay granted which prohibits Bank from exercising any of its rights hereunder, then, at Bank's option, the period set forth in this Section 3 shall be stayed during the period of such prohibition and shall continue thereafter for the greater of (x) the number of days remaining for Bank to perform under this Section 3 or (y) 20 days.

In the event that Bank, or its agents or representatives, enter upon the Real Property to exercise Bank's rights with respect to the Collateral, Bank shall pay a pro-rated per diem fee at a rate equal to the base rental rate payable by Borrower under the Lease prior to the expiration or early termination thereof (or Borrower's abandonment of the Real Property) for the number of days that Bank, or such agents or representatives, occupy the Real Property; provided that, notwithstanding anything to the contrary, in no event shall Bank or its agents, representatives or affiliates be liable for any rent or other fees or amounts that may be owing by Borrower to Landlord. Landlord and Borrower acknowledge that Bank's entrance upon, occupation and use of the Real Property as contemplated herein shall neither render Bank a tenant of landlord or sub-tenant of Borrower nor give rise to any obligations under the Lease or otherwise other than as set forth herein. Bank hereby represents and warrants that it carries, and will carry at the time of any entry hereunder onto the Real Property, commercially reasonable insurance coverage.

4.           Bank and Borrower agree, jointly and severally, promptly to repair any damage to the Real Property caused by Bank's or its agent's, representative's, or contractor's removal of the Collateral or, if Landlord, in its sole discretion, shall elect to make such repairs, to pay to Landlord promptly the reasonable and documented costs and expenses incurred in connection therewith. Bank hereby indemnifies Landlord for any claim, liability or expense (including reasonable and documented attorneys' fees) arising out of or in connection with Bank's or its agent's, representative's, or contractor's entry upon the Real Property and removal of the Collateral. Notwithstanding the foregoing, Bank shall not (a) be liable for any diminution in value of the Real Property caused by the absence of any Collateral so removed, and (b) have any duty or obligation to remove or dispose of any Collateral or any other property left on the Real Property by Borrower.

5.           This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

6.           This agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

IN WITNESS WHEREOF, the undersigned have executed this instrument as a sealed instrument under the laws of the Commonwealth of Massachusetts on this                  day of                , 2018.

CAMPANELLI-TRIGATE 100 TCD	SILICON VALLEY BANK
STOUGHTON, LLC

By:	By:
Title:	Title:

Acknowledged and agreed:

COLLEGIUM PHARMACEUTICAL, INC.

By:
Title:

Attachment 1

LEGAL DESCRIPTION

All that certain parcel of land with the buildings thereon on Lindeloff Avenue In the Town of Stoughton, Norfolk Country, Commonwealth of Massachusetts and being Lot A on the Plan entitled "Redivision Plan of Lot A and Lot D Stoughton Technology Center, North Stoughton, MA” by Gale Engineering Company, Inc. dated February 6, 1987 as most recently revised January 13, 1988 and recorded with Norfolk County Registry of Deeds as Plan No. 374 of 1988 in Plan Book 367.

Lot A is also described as the following:

Beginning at the point of intersection of the Southerly Right of Way line of Lindeloff Avenue, and the Northwesterly Right of Way line of Technology Center Drive;

thence along said Northwesterly Right of Way line the following courses;

along a curve to the right having a radius of 40.00', a delta of 90-00-00, and an arc length of 62.83'; thence

S 45-31-48 E.19.61’; thence

along a curve to the right having a radius of 182.25’, a delta of 41-00-00, and an arc length of 130.41’; thence

S 04-31-48 E. 384-99; thence

along a curve to the right having a radius of 605.00', a delta 37-40-48 and an arc length of 397.87; thence

S 33-09-00 W, 290.53'; thence

departing said Northwesterly Right of Way along the Easterly line of Lot D, N 45-31-48 W, 617.26' to the Southerly Line of Parcel "LA-1" (shown to be owned by the Commonwealth of Mass.); thence along said Southerly line the following courses:

N 20-55-27 E. 139.70’; thence

N 44-28-12 E. 751-93'; thence

N 45-31-48 W, 50.00 to the POINT OF BEGINNING, containing 10.07 acres, more or less.

Attachment 2

Description of the Collateral

The Collateral consists of all of Borrower's right, title and interest in and to the following personal property as such terms are defined under the Massachusetts Uniform Commercial Code:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, certificates of deposit, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) any equity interests of Borrower in NewCo, (b) the Excluded Sublicenses, (c) any Intellectual Property of Borrower; provided, however, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing Intellectual Property of Borrower, or (d) any accounts directly resulting from the sale of the Payment-Bearing Products and any cash, royalty fees, revenues, proceeds or income directly resulting from any of the foregoing Payment-Bearing Products; provided, however, the Collateral shall include all cash deposited in accounts in Borrowers bank or securities accounts in Borrowers name, including transfers by NewCo to Borrower pursuant to Section 7.7(b)(ii) of the Commercialization Agreement.

SCHEDULE 1

LIST OF APPROVED HAZARDOUS MATERIALS

HAZARDOUS MATERIALS ON SITE:

MATERIAL NAME & LOCATION	*TYPE OF STORAGE	APPROXIMATE QUANTITY
HPLC Waste contains Acetonitrile 22% and aqueous buffer 78% - - Analytical Lab Hazardous and Waste Room	AC	55 Gallons
Ethyl Acetate Waste — Analytical Lab and Hazardous Waste Room	AC	5 Gallons
0.1 N Hydrochloric Acid Waste — Analytical Lab and Hazardous Waste Room	AC	10 Gallons
Methanol 80%, diethylene glycol monoethyl ether 20% Waste — Analytical Lab and Hazardous Waste Room	AC	5 Gallons
Sulfuric Acid and Formaldehyde Waste — Analytical Lab and Hazardous Waste Room	AC	1 Quart
Cyclohcxane, Trichloroethane, Glacial acetic acid, 0.1 N Sodium Thiosulfate Waste — Analytical Lab and Hazardous Waste Room	AC	1 Gallon
Potassium Dichromate, Sodium Thiosulfate, Waste — Analytical Lab and Hazardous Waste Room	AC	1 Gallon
Hydrochloric Acid, Conc. - Analytical Lab	AC	5 Gallons
Phosphoric Acid Conc.- Analytical Lab	AC	3 Quart
Sulfuric Acid Conc. - Analytical Lab	AC	1 Quart
Trifluoroacetic Acid - Analytical Lab	AC	1 Quart
Formic Acid — Analytical Lab	AC	1 Quart

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e
Potassium Dichromate - Analytical Lab	AC	100 gm
Cyclohexane - Analytical Lab	AC	1 Gallon
1,1,2-Trichloroethane - Analytical Lab	AC	1 Quart
Sodium Hydroxide 50% - Analytical Lab	AC	2 Gallons
Formaldehyde 37% - Analytical Lab	AC	1 Quart
Methanol - Analytical Lab or Product Development Lab	AC	7 Gallons
Acetonitrile - Analytical Lab	AC	6 Gallons
Ethyl Acetate - Analytical Lab	AC	5 Gallons
Ethanol (100%) - Analytical Lab	AC	5 Gallons
Isopropanol - Analytical Lab	AC	3 Gallons
0.1 N Sodium Thiosulfate Volumetric Solution - Analytical Lab	AC	1 Gallon
Acetone - Analytical Lab	AC	2 Gallons
Triethylamine - Analytical Lab	AC	1 Gallon
Glacial Acetic Acid - Analytical Lab	AC	4 Gallons
Ethylene Glycol — Product Development Lab	AC	1 Gallon
Diethylene Glycol Monoethyl Ether - Analytical Lab	AC	2 Gallon

*(Use codes: U=under ground tank; AT=above ground tank; AC=above ground containers or drums)

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